As filed with the Securities and Exchange Commission on January 10, 2005

                                                     Registration No. 333-120490

 ==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                               AMENDMENT NO. 1 TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             IVOICE TECHNOLOGY, INC.
                 (Name of Small Business Issuer in Its Charter)

          New Jersey                      7373                  20-1862731
 (State or Other Jurisdiction       (Primary Standard        (I.R.S. Employer
      of Incorporation or              Industrial           Identification No.)
         Organization)             Classification Code
                                         Number)


                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)


                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                                 with copies to:

                              Scott Rosenblum, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022

                                 (212) 715-9100
                           Telecopier: (212) 715-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated January 10, 2005

                             iVoice Technology, Inc.
                    10,000,000 Shares of Class A Common Stock

      This prospectus relates to the distribution by dividend to all of the stockholders of iVoice, Inc. of up to 10,000,000 shares of iVoice Technology, Inc. Class A Common Stock (the "Distribution"). iVoice Technology is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by iVoice Technology.

      iVoice Technology is currently a wholly-owned subsidiary of iVoice, Inc. and after the Distribution iVoice Technology will be an independent public company.

      Holders of iVoice common stock, other than affiliates of iVoice, Inc., will receive one share of iVoice Technology Class A Common Stock for every ____ shares of iVoice common stock that they hold. Holders of less than ____ shares of iVoice common stock will receive one share of iVoice Technology Class A Common Stock. Following the Distribution, 100% of the outstanding iVoice Technology Class A Common Stock will be held by non-affiliates of iVoice Technology or iVoice, Inc. and 100% of the outstanding iVoice Technology Class B Common Stock (including securities convertible into such shares) will be beneficially owned by affiliates of iVoice Technology or iVoice, Inc. No such affiliates will receive shares of iVoice Technology Class A Common Stock in the Distribution.

      You may be required to pay income tax on all or a portion of the value of the shares of iVoice Technology Class A Common Stock received by you in connection with this Distribution.

      Currently, no public market exists for iVoice Technology Class A Common Stock.

      These Securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 11.

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ___________, 200_.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

PROSPECTUS SUMMARY...........................................................1

SUMMARY OF THE DISTRIBUTION..................................................3

SUMMARY CONSOLIDATED FINANCIAL INFORMATION...................................9

POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET RISK...................10

RISK FACTORS................................................................11

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................25

USE OF PROCEEDS.............................................................26

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
      RESULTS OF OPERATIONS.................................................26

OUR BUSINESS................................................................37

IVOICE TECHNOLOGY'S MANAGEMENT..............................................43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................46

PRINCIPAL STOCKHOLDERS......................................................48

DESCRIPTION OF SECURITIES...................................................49

THE DISTRIBUTION............................................................52

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION.........................57

REASONS FOR FURNISHING THIS DOCUMENT........................................58

RELATIONSHIP BETWEEN IVOICE AND IVOICE TECHNOLOGY FOLLOWING THE
      DISTRIBUTION..........................................................58

WHERE YOU CAN FIND MORE INFORMATION.........................................59

INDEX TO FINANCIAL STATEMENTS..............................................F-1

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS...........................II-1


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

                              PROSPECTUS SUMMARY

Overview

      iVoice Technology, Inc., which we refer to in this prospectus as "iVoice Technology," "we", "us" or "the Company," was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. ("iVoice"). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide iVoice Technology with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, iVoice Technology's business will be formed from the contribution by iVoice of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with a reorganization of iVoice, immediately prior to the Distribution, iVoice will transfer to iVoice Technology its Interactive Voice Response
(IVR) software business and related liabilities, including all intellectual
property of iVoice relating to the IVR software business.   Following the
Distribution, iVoice Technology will own and operate iVoice's Interactive Voice Response (IVR) software business. Concurrently with the Distribution, iVoice intends to contribute the majority of its remaining business lines into two new companies and intends to distribute the stock of those two companies to its stockholders. Following the Distribution and the two other distributions, iVoice's operating assets will consist of its iVoiceMail software and its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights. iVoice Technology will be a development stage company following the Distribution. Following the Distribution, iVoice Technology may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

      iVoice Technology intends to continue to develop, market and license the IVR line of computerized telephony software. The IVR software is designed to enable a caller to obtain requested information in voice form from a local or non-local database and allow information in PC databases to be accessed from a standard touch-tone telephone using a telephone keypad or voice command.

      In September 2004, iVoice announced its intention to distribute iVoice Technology Class A Common Stock to its stockholders and to contribute to iVoice Technology its IVR business upon the effectiveness of required Securities Exchange Commission filings and final approval by the Board of Directors of the terms and conditions of the Distribution.

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice and its stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and that the spin off of the IVR business into iVoice Technology has provided greater access to capital by allowing the financial community to focus solely on iVoice Technology and its IVR software business as a stand alone company. In determining the terms of the spin off of the IVR business and the Distribution, the board considered the ability of iVoice to satisfy its working capital needs as a whole as against the ability of the IVR business to satisfy its capital needs as a stand alone company. iVoice's present plan, which is subject to change, is to become a technology licensing company, and, in order to effectuate that business plan, iVoice would need to significantly expand its research and development and hire different types of personnel. In addition, the iVoice board believed that, as a result of each company's business plan, the IVR business as a stand-alone company would more easily be able to obtain financing from third parties than iVoice would. After considering these issues and the relative working capital needs of iVoice and iVoice Technology, the iVoice board elected not to transfer any part of the current cash balance of iVoice to iVoice Technology.

      Prior to and after the Distribution, members of the Board of Directors and management of iVoice and iVoice Technology have had and will have a variety of conflicts of interest, as Mr. Jerome Mahoney, the Chairman of the Board of iVoice Technology, will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. In addition, following the Distribution, Mr. Mahoney will own iVoice shares and have the right to convert $190,000 of indebtedness into 190,000 shares of iVoice Technology Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See "Potential Dilution
Due to Conversion at Below Market Price."   Each share of Class B Common
Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney converts his indebtedness into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of iVoice Technology, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders. In addition, Mr. Mahoney may be deemed to receive personal benefit as a result of the creation of iVoice Technology and the Distribution. This relationship could create, or appear to create, potential conflicts of interest when iVoice Technology's directors and management are faced with decisions that could have different implications for iVoice Technology and iVoice.

      On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures are convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. iVoice Technology will issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part. There is no limitation on the number of shares of

Class A Common Stock we may be required to issue to Cornell Capital Partners upon the conversion of these debentures. See "Potential Dilution Due to Conversion at Below Market Price."

                      Why iVoice Sent This Document To You

      iVoice, Inc. sent you this document because you were an owner of iVoice common stock on the record date. This entitles you to receive a distribution of one share of Class A Common Stock of iVoice Technology, Inc., which is currently a wholly-owned subsidiary of iVoice, for every ____ iVoice shares you owned on that date. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your iVoice Technology shares.

      This document describes iVoice Technology's business, the relationship between iVoice and iVoice Technology, and how this transaction benefits iVoice and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of iVoice Technology stock that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and iVoice Technology's businesses, which are described in this document beginning on page 11.

About Us

      iVoice Technology was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of iVoice Technology. These agreements, contracts, understandings and other instruments consisted of financing documentation, employment agreements and an administrative services agreement with iVoice. Since this assignment, iVoice Technology Nevada has no operating business, assets or
known liabilities, and is currently in the process of being dissolved.   When
we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology.

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700. We will be setting up a company website, which will be located at www.ivoicetechnologies.com.

                           SUMMARY OF THE DISTRIBUTION

Distributing Company        iVoice, Inc., a New Jersey corporation. As used in
                            this prospectus, the term iVoice includes iVoice, Inc. and its wholly-owned and majority-owned subsidiaries, other than the Company, as of the relevant date, unless the context otherwise requires.

Distributed Company         iVoice Technology, Inc., a New Jersey corporation.
                            As used in this prospectus, the terms iVoice
                            Technology, the Company,
                            we, our, us and similar terms mean iVoice
                            Technology, Inc., as of the relevant date, unless the context otherwise requires.

iVoice Technology Shares    iVoice will distribute to iVoice stockholders an
to be Distributed           aggregate of approximately 10,000,000 shares of
                            Class A Common Stock, no par value per share, of
                            iVoice Technology.  Mr. Mahoney has agreed to
                            forego receiving any shares of iVoice Technology
                            Class A Common Stock that he is or would be
                            entitled to receive in the Distribution by virtue
                            of his ownership of either iVoice Class A Common
                            Stock or iVoice Class B Common Stock.   Based on
                            approximately _________ iVoice shares outstanding on the Record Date, as defined below, and approximately ____ iVoice shares outstanding on the Record Date that will actually participate in the Distribution, one share of iVoice Technology
                            Class A Common Stock will be distributed for approximately every ____ shares of iVoice common stock outstanding on the Record Date. iVoice
                            Technology currently has 100 shares of Class A
                            Common Stock outstanding. A 100,000-for-one stock split will be accomplished by means of a stock dividend and will be effectuated immediately prior to the effective date of this registration statement. The shares of iVoice Technology Class A
                            Common Stock to be distributed will constitute 100% of the iVoice Technology Class A Common Stock outstanding after the Distribution. Immediately following the Distribution, iVoice and its subsidiaries will not own any shares of iVoice
                            Technology Class A Common Stock and iVoice
                            Technology will be an independent public company.

Record Date                 If you own iVoice shares at the close of business
                            on ___________, 200_ (the "Record Date"), then you will receive iVoice Technology Class A Common Stock in the Distribution. If you own fewer than ____ iVoice shares on the Record Date, then you will receive one share of iVoice Technology Class A
                            Common Stock.

Distribution Date           We currently anticipate that the Distribution will
                            occur near the effective date of the registration statement. If you are a record holder of iVoice stock, instead of physical stock certificates you will receive from iVoice Technology's transfer agent shortly after the effective date of the registration statement a statement of your book entry account for the shares of iVoice Technology
                            Class A Common Stock distributed to you. If you are not a record holder of iVoice stock because such shares are held on your behalf by your stockbroker or other nominee, your iVoice Technology Class A
                            Common Stock should be credited to your account with your stockbroker or other nominee after the effective date of the registration statement.
                            Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution                On the Distribution Date, the distribution agent
                            identified below will begin distributing certificates representing our Class A Common Stock to iVoice stockholders that have requested physical certificates. You will not be required to make any payment or take any other action to receive your shares of our Class A Common Stock. The distributed shares of our Class A Common Stock will be freely transferable unless you are issued shares in respect of restricted shares of iVoice common stock.

Distribution Ratio          iVoice will distribute to iVoice stockholders an
                            aggregate of approximately 10,000,000 shares of Class A Common Stock of iVoice Technology, based on approximately _____ iVoice shares outstanding on the record date. Mr. Mahoney has agreed to forego receiving any shares of iVoice Technology Class A
                            Common Stock that he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock. The actual number of iVoice shares outstanding on the record date that will participate in the Distribution is ________.
                            Therefore, for every ____ shares of iVoice common stock that you own of record on ________, 200_, you will receive one share of iVoice Technology Class A
                            Common Stock. The Distribution ratio is subject to change depending upon the number of outstanding shares of iVoice common stock on the Record Date.
                            If you own fewer than ____ shares of iVoice common stock, you will receive one share of iVoice
                            Technology Class A Common Stock in the
                            Distribution. iVoice shareholders are not receiving shares of iVoice Technology Class A
                            Common Stock on a one-for-one basis because iVoice
                            Technology's management has determined that a more modest capital structure and fewer outstanding shares of common stock would be more beneficial for stockholders.

Distribution Agent          Fidelity Transfer Company. Their address is 1800
                            South West Temple, Suite 301, Salt Lake City, Utah
                            84115. Their telephone number is (801) 484-7222.

Transfer Agent and          Fidelity Transfer Company. Their address is 1800
Registrar for the iVoice    South West Temple, Suite 301, Salt Lake City, Utah
Technology Shares           84115. Their telephone number is (801) 484-7222.

Fractional Shares of Our    iVoice will not distribute any fractional shares of
Common Stock                iVoice Technology Class A Common Stock. In lieu of
                            distributing a fraction of a share of our Class A
                            Common Stock to any iVoice stockholder, fractional shares will be rounded up to the next higher whole number of shares.

Trading Market              We anticipate that our Class A Common Stock will be
                            traded on the Over-the-Counter Bulletin Board under the proposed symbol "____." We expect that a market maker will apply for quotation on the Over-the-Counter Bulletin Board on our behalf prior to the Distribution. No public trading market for our Class A Common Stock currently exists. However, a trading market for the entitlement to receive shares of our Class A Common Stock in the distribution, referred to as a when-issued market, may develop on or after the record date for the distribution.

Dividend Policy             iVoice has not paid cash dividends in the past, and
                            we anticipate that following the Distribution neither iVoice Technology nor iVoice will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by iVoice
                            Technology and iVoice will be at the sole discretion of their respective boards of directors.

Risk Factors                The distribution and ownership of our Class A
                            Common Stock involve various risks. You should read carefully the factors discussed under "Risk
                            Factors" beginning on page 11. Several of the most significant risks of the Distribution include:

                            o The Distribution may cause the trading price of iVoice Common Stock to decline.

                            o      Substantial sales of shares of iVoice
                                   Technology Class A Common Stock may have an adverse impact on the trading price of our Class A Common Stock.

                            o There has not been a prior trading market for iVoice Technology Class A Common Stock and a trading market for our Class A Common Stock may not develop.

                            o The Distribution of iVoice Technology Class A Common Stock may result in tax liability to you.

                            o iVoice has in the past, and iVoice Technology may in the future, sell or issue additional unregistered convertible securities which are


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

                                   convertible into common shares of iVoice
                                   Technology, without limitations on the number of common shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.

Federal Income Tax          iVoice and iVoice Technology do not intend for the
Consequences                Distribution to be tax-free for U.S. federal income
                            tax purposes. You will be required to pay income tax on the value of your shares of iVoice
                            Technology Class A Common Stock received to the extent of the current or accumulated earnings and profits of iVoice. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our Relationship with       Prior to the Distribution, iVoice and iVoice
iVoice After the            Technology have entered or will enter into
Distribution                agreements to transfer to iVoice Technology
                            selected assets and liabilities of iVoice related
                            to iVoice Technology's business and to make
                            arrangements for the Distribution. iVoice and
                            iVoice Technology have entered into an
                            administrative services agreement for the provision
                            of certain services by iVoice to iVoice Technology
                            following the Distribution. The administrative
                            services agreement will continue on a month to
                            month basis until iVoice Technology has found
                            replacement services for those services being
                            provided by iVoice or can provide these services
                            for itself.  Following termination of the
                            administrative services agreement, we expect that
                            iVoice Technology will operate on a completely
                            stand-alone basis from iVoice and there will be no
                            business or operating relationship between iVoice
                            and iVoice Technology.   See "Certain Relationships
                            and Related Transactions." In addition, after the Distribution, we anticipate that one of iVoice
                            Technology's two directors will also be a director of iVoice. After the Distribution, any arrangements with iVoice that may occur will not be deemed to be on an "arms-length" basis because of the relationships between the boards of directors and executive officers of iVoice Technology and iVoice, but we will seek to establish terms and conditions at least as favorable as those that could be obtained from an independent third party.

Board of Directors of       After the Distribution, iVoice Technology is
iVoice Technology           expected to have an initial board of two directors.
                            The initial directors will serve one-year terms.
                            Jerome R. Mahoney and Arie Seidler have been identified to serve on the initial board. Jerome R.
                            Mahoney expects to remain on iVoice's board following the Distribution Date.

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

Management of iVoice        Mr. Mahoney will serve as Chairman of the Board of
Technology                  iVoice Technology and will continue to serve as
                            Chairman of the Board and Chief Executive Officer of iVoice, and Arie Seidler will serve as President and Chief Executive Officer of iVoice Technology.
                            Mr. Mahoney will not provide services to iVoice
                            Technology on a full-time basis; Mr. Seidler will devote substantially all of his time to iVoice
                            Technology.

Conflicts of Interest       After the Distribution, Mr. Mahoney, the Chairman
                            of the Board of iVoice Technology, will continue to
                            serve as the Chairman of the Board and Chief
                            Executive Officer of iVoice. Further, Mr. Mahoney
                            will own both iVoice shares and have the right to
                            convert $190,000 of indebtedness into 190,000
                            shares of iVoice Technology Class B Common Stock
                            which is convertible into the number of shares of
                            Class A Common Stock determined by dividing the
                            number of shares of Class B Common Stock being
                            converted by a 20% discount of the lowest price at
                            which iVoice had ever issued its Class A Common
                            Stock. There is no limitation on the number of
                            shares of Class A Common Stock we may be required
                            to issue to Mr. Mahoney upon the conversion of this
                            indebtedness. See "Potential Dilution Due to
                            Conversion at Below Market Price."  Each share of
                            Class B Common Stock has voting rights equal to 100
                            shares of Class A Common Stock.  If Mr. Mahoney
                            converts his indebtedness into 190,000 shares of
                            Class B Common Stock, he will have voting rights
                            equal to 19,000,000 shares of Class A Common Stock
                            and will have control over the management and
                            direction of iVoice Technology, including the
                            election of directors, appointment of management
                            and approval of actions requiring the approval of
                            stockholders.   In addition, Mr. Mahoney may be
                            deemed to receive personal benefit as a result of the creation of iVoice Technology and the Distribution. This relationship could create, or appear to create, potential conflicts of interest when iVoice Technology's directors and management are faced with decisions that have different implications for iVoice Technology and iVoice, such as potential business acquisitions to be made by iVoice Technology or disputes arising out of any agreements between the two companies. iVoice
                            Technology does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Certain Anti-takeover       Some of the provisions of iVoice Technology's
Effects                     certificate of incorporation and bylaws may have
                            the effect of making the acquisition of control of iVoice Technology in a transaction not approved by iVoice Technology's board of directors more difficult.


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

Stockholder Inquiries       Any persons having inquiries relating to the
                            Distribution should contact the Shareholder
                            Services department of the distribution agent at
                            (801) 484-7222 or iVoice Technology, in writing at iVoice Technology, Inc., 750 Highway 34, Matawan,
                            NJ 07747
                            Attention: Investor Relations, or by email at information@ivoice.com, or by telephone at (732)
                            441-7700.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. iVoice Technology has traditionally operated as a non-reporting component of iVoice and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. iVoice allocated operating costs to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue and/or research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of iVoice Technology over total iVoice revenue for the applicable periods. Management believes that although the financial information was prepared on a pro forma basis, the cost of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company. iVoice Technology relies on iVoice for administrative and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of iVoice Technology had it been a stand-alone company.


                              For the Nine   For the Nine   For the Year   For the Year
                              Months Ended   Months Ended      Ended          Ended
                              September 30,  September 30,   December 31,  December 31,
                                  2004           2003           2003           2002
                              ------------   ------------    -----------   -----------
Statement of Operation Data:
---------------------------------------------------------------------------------------
Sales                           $177,484       $239,306       $303,756      $366,004
---------------------------------------------------------------------------------------
Cost of sales                     59,263         90,813        123,091        94,296
---------------------------------------------------------------------------------------
Gross profit                     118,221        148,493        180,665       271,708
---------------------------------------------------------------------------------------
Selling, general, and
   administrative expenses       693,810        674,232        965,341     1,323,008
---------------------------------------------------------------------------------------
Loss from operations            (575,589)      (525,739)      (784,676)   (1,051,300)
---------------------------------------------------------------------------------------
Net Loss                      (1,295,337)      (729,040)    (1,131,420)   (1,197,964)
---------------------------------------------------------------------------------------

                                          September 30, 2004   December 31, 2003
                                          ------------------   -----------------
Balance Sheet Data:
--------------------------------------------------------------------------------
Current Assets                                  $213,872             $52,077
--------------------------------------------------------------------------------
Intangibles                                       98,000                  --
--------------------------------------------------------------------------------
Liabilities                                      302,178              23,662
--------------------------------------------------------------------------------
Stockholders' equity (deficiency)                 12,112              73,815
--------------------------------------------------------------------------------

           POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE

      The following illustrates the potential dilution of your common stock in the event that our existing convertible securities are converted to our Class A common stock. For illustrative purposes, we have assumed that

      o as of September 30, 2004, the net tangible book value of our stock prior to any issuance of our common stock upon conversion is ($85,888) or ($858.88) per share and

      o we will issue 111,250,000 shares of Class A common stock under our secured convertible debentures and Mr. Mahoney's promissory note based on a conversion rate equal to 80% of an assumed market price of $.01 per share -- or $.008 per share.

      Based on the above and after deduction of a commitment fee of $70,000 with respect to the convertible debentures and offering expenses of $113,095, our net tangible book value as of September 30, 2004 would have been $621,017 or $0.00442 per share. The issuance of the shares upon conversion would represent an immediate increase in net tangible book value to existing stockholders of $858.88558 per share and an immediate dilution to new stockholders of $0.00442 per share or 44.2%.

      The following table illustrates the per share distribution:

Assumed public offering price per share                         $0.01

Net tangible book value per share before this offering       ($858.88)

Increase attributable to new investors                     $858.88558

Net tangible book value per share after this offering      $  0.00558

Dilution per share to new stockholders                     $  0.00442

      The conversion price of our Class A Common Stock is based on the then-existing market price. In order to provide you an example of the dilution per share you may experience, we have prepared the following table showing the dilution per share at various assumed market prices:

       Assumed Market         No. of Shares to          Dilution per Share
           Price                be issued (1)           to New Investors
       --------------         ----------------          ------------------
           $0.0100              111,250,000                  $0.00442
           $0.0075              148,333,333                  $0.00332
           $0.0050              222,500,000                  $0.00221
           $0.0025              445,000,000                  $0.00111

                                 RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the Distribution and iVoice Technology's business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of iVoice Technology could be materially adversely affected. If that happens, the trading prices of iVoice Technology shares could decline significantly.

      The risk factors below contain forward-looking statements regarding the Distribution and iVoice Technology. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

Risks Related to Our Business

iVoice Technology will face many of the difficulties that companies in the early stage may face.

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace and the emerging nature of the interactive voice response industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time IVR has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face, as they are described herein. We may continue to face these difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

iVoice Technology has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

      Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, iVoice Technology does not have an operating history as an independent public company. Historically, since the businesses that comprise each of iVoice Technology and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, iVoice Technology will be able to rely only on the IVR software business for such requirements.  iVoice has
operated the IVR software business since the fourth quarter of 1999.   The
IVR software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, iVoice Technology's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations.
Following the Distribution, iVoice Technology will maintain its own credit and banking relationships and perform its own financial and investor relations functions. iVoice Technology may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

iVoice's operations demonstrate a history of net losses and cash flow shortfalls and iVoice Technology's likely will as well.

      iVoice, of which iVoice Technology was a part, has incurred recurring operating losses. iVoice used cash in operations of approximately $1,142,000 and $352,000 during the years ended December 31, 2003 and 2002, respectively, and has a history of net losses. iVoice had a cash balance of approximately $4,500,000 and $560,000 at December 31, 2003 and 2002, respectively, and current assets exceeded current liabilities by approximately $3,200,000 at December 31, 2003 and current liabilities exceeded current assets by approximately $720,000 at December 31, 2002. iVoice had stockholders' equity of approximately $3,400,000 at December 31, 2003 and a stockholders' deficit of approximately $382,000 at December 31, 2002. The IVR software business had net losses of approximately $1,131,000, $1,198,000 and 1,295,000 for the years ended December 31, 2003 and 2002 and the nine months ended September 30, 2004, respectively, and used cash in operations of approximately $927,000, 1,066,000 and 1,306,000 during the years ended December 31, 2003
and 2002 and the nine months ended September 30, 2004, respectively.   iVoice
has been and may, in the future, be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2003, substantially all of this financing has been provided by Cornell Capital Partners. There can be no assurance that iVoice Technology will have operations separately that fare any better than those of iVoice.

Our historical information has limited relevance to our results of operations as a separate company.

      The historical financial information we have included in this prospectus does not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because iVoice did not account for us as, and we were not operated as, a single stand-alone business for the periods presented. For more information about the preparation of our financial statements from the financial statements of iVoice, see "Summary Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

iVoice Technology has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern.

      iVoice Technology has received a report from its independent auditors for the fiscal year ended December 31, 2003 containing an explanatory paragraph that describes the uncertainty regarding the Company's ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors' opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

      Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we could have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

      There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on us, our business and operations and result in charges that would be material to our business and results of operations.

iVoice Technology's future revenue and operating results are unpredictable and may fluctuate, which could cause iVoice Technology's stock price to decline.

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

      o the timing of sales of our products and services, particularly in light of our minimal sales history;

      o the introduction of competitive products by existing or new competitors;

      o     reduced demand for any given product;

      o     difficulty in keeping current with changing technologies;

      o unexpected delays in introducing new products, new product features and services;

      o increased or uneven expenses, whether related to sales and marketing, product development or administration;

      o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

      o     the mix of product license and services revenue;

      o seasonality in the end-of-period buying patterns of foreign and domestic software markets; and

      o     the market's transition between operating systems; and

      o     costs related to possible acquisitions of technology or businesses.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

iVoice Technology has in the past and may in the future sell additional unregistered convertible securities, possibly without limitations on the number of shares of common stock the securities are convertible into, which could dilute the value of the holdings of current stockholders and have other detrimental effects on your holdings.

      We have relied on the private placement of convertible debentures to obtain working capital and may continue to do so in the future. As of the date of this registration statement, we have issued $560,000 of secured convertible debentures, with interest payable at 5% per annum, to Cornell
Capital Partners L.P.   Each of the debentures are convertible into shares of
Class A Common Stock at a price equal to the lesser of (a) an amount equal to 120% of the initial bid price of our Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to 80% of the lowest closing bid price of our Class A Common Stock for the five trading days immediately preceding the conversion date. In addition, the $190,000 promissory note owing to Mr. Mahoney provides that, at Mr. Mahoney's option, principal and interest due on the note can be converted into shares of the Company's Class A Common Stock at a conversion price equal to the lesser of (a) an amount equal to 120% of the initial bid price of our Class A Common Stock on the date of the effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to 80% of the lowest closing bid price of our Class A Common Stock for the five trading days immediately preceding the conversion date. There is no limit upon the number of shares that we may be required to issue upon conversion of any of these obligations.

      In order to obtain working capital in the future, we may need to issue further convertible securities without a floor on the conversion price.

      In the event that the price of our Class A Common Stock decreases, and our secured convertible debentures and other convertible obligations (or any other convertible debentures we may issue) are converted into shares of our Class A Common Stock,

      o the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,

      o the lower the market price, the greater the number of shares to be issued to these holders upon conversion, thus increasing the potential profits to the holder when the price per share later increases and the holder sells the shares of Class A Common Stock,

      o increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock,

      o the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company, and

      o in the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

      In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

      We are required to convert our existing convertible obligations based upon a formula that varies with the market price of our common stock. As a result, if the market price of our Class A Common Stock increases after the issuance of our convertible obligations, it is possible, that, upon conversion of the secured convertible debentures and our other convertible obligations, we will issue shares of Class A Common Stock at a price that is far less than the then-current market price of our Class A Common Stock.

      If the market price of our Class A Common Stock decreases after issuance of our convertible obligations, upon conversion, we will have to issue an increased number of shares to the holders of our convertible obligations. The sale of convertible obligations may result in a very large conversion at one time. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

      For more information, please see "Potential Dilution Due to Conversion at Below Market Price."

If iVoice Technology loses the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

      We are dependent on our key officers and directors, including Jerome R. Mahoney and Arie Seidler, our Chairman of the Board and our President and Chief Executive Officer, respectively. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, iVoice Technology has entered into employment contracts with Jerome Mahoney and Arie Seidler. However, Mr. Seidler's employment agreement has a term of only one year.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

      iVoice Technology may seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of iVoice
Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on iVoice Technology's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on iVoice Technology's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of iVoice Technology to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of iVoice Technology. Furthermore, through the acquisition of additional businesses, iVoice Technology may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While iVoice Technology may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, iVoice Technology, in all likelihood, will have the ability to effect only a single business acquisition at one time. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Members of iVoice Technology's Board of Directors and management may have conflicts of interest after the Distribution; iVoice Technology does not have any formal procedure for resolving conflicts in the future.

After the Distribution, Mr. Mahoney, a member of the board of directors, will own iVoice shares and have the right to convert $190,000 of indebtedness into 190,000 shares of iVoice Technology Class B Common Stock which are convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. In addition, following the Distribution, we anticipate that Mr. Mahoney, the Chairman of the Board of iVoice Technology will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. These relationships could create, or appear to create, potential conflicts of interest when iVoice Technology's directors and management are faced with decisions that could have different implications for iVoice Technology and iVoice. For example, Mr. Mahoney may experience conflicts of interest with respect to the allocation of his time, services and functions
among iVoice, iVoice Technology and any other projects.   Other examples
could include potential business acquisitions that would be suitable for either iVoice Technology or iVoice, activities undertaken by iVoice in the future that could be in direct competition with iVoice Technology, or the resolution of disputes arising out of the agreements governing the relationship between iVoice and iVoice Technology following the
Distribution.   Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of iVoice Technology following the Distribution. Furthermore, iVoice Technology does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

iVoice Technology's industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

iVoice Technology stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

      If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. (see "Certain Relationships and Related Transactions" beginning on page 46), iVoice Technology stockholders would experience significant dilution. In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on iVoice Technology shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the iVoice Technology Class A Common Stock.

      Currently, iVoice Technology has no expectations or plans to conduct future equity offerings. Management believes that, if iVoice Technology has access to borrow funds under the Standby Equity Distribution Agreement with Cornell Capital Partners, the Company will have sufficient capital resources to conduct its business as currently planned over the 12-month period following the Distribution. However, if iVoice Technology cannot satisfy the requirements for drawing down under the equity line of credit to be provided by the Standby Equity Distribution Agreement, it will not have sufficient capital resources to conduct its business, which would have a material
adverse effect on us and our financial condition.   Management believes that
its going-forward expenses will be approximately $431,000, which includes salaries for iVoice Technology's officers and employees, and expects to record revenues, net of cost of sales, for the year ending December 31, 2004 of approximately $130,000. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured convertible debentures. If there are additional deficiencies that are in excess of the proceeds of the secured convertible debentures, and iVoice Technology is unable to obtain funds from the equity line of credit, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

The trend toward consolidation in iVoice Technology's industry may impede its ability to compete effectively.

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

iVoice Technology faces intense price-based competition for licensing of its products which could reduce profit margins.

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. Neither iVoice nor iVoice Technology has experienced any pressure from price competition on the pricing of its IVR software products in the past, but iVoice Technology believes that this pressure could occur in the future.

iVoice Technology may be unsuccessful in adapting to changes in the dynamic technological environment of telecommunications in a timely manner.

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely effected.

iVoice Technology may be unsuccessful in continuing existing distribution channels or in developing new distribution channels.

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We intend to assume iVoice's relationships and contractual arrangements with these dealers and resellers. However, there can be no assurance that these dealers and resellers will wish to continue their existing arrangements, or create new arrangements, with us. If we cannot continue to use iVoice's existing dealer and reseller channels, we will need to develop a new network of dealers and resellers. However, we may not be able to effectively develop our own network of resellers and dealers to distribute our software products. If we cannot assume iVoice's existing distribution channels and we cannot develop our own new distribution channels, this would have a material adverse effect on us and our financial condition. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

Restrictive product return policies may limit iVoice Technology's sales and penetration into the marketplace.

      iVoice Technology only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchaser products directly from iVoice Technology may not return such products to iVoice Technology under any circumstances. Such policies may deter resellers and end users from purchasing our products in a competitive and quickly evolving marketplace, and have a material adverse effect on our ability to remain competitive with similar products.

iVoice Technology may depend on distribution by resellers and distributors for a significant portion of revenues.

      We may distribute some of our products through resellers and distributors. We intend to assume iVoice's existing relationships and contractual relationships with its resellers and distributors. To effectively do so, we must establish and maintain good working relationships with these resellers and distributors. If we are unsuccessful in establishing and maintaining relationships with iVoice's existing resellers and distributors or with new resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected.

The limited scope of results of iVoice Technology's research and development may limit the ability of iVoice Technology to expand or maintain its sales and products in a competitive marketplace.

      iVoice Technology currently has no plans to engage in research and development of new products or improvements on existing technologies.
Failure to engage in such research and to develop new technologies or products or upgrades, enhancements, applications or uses for existing technologies may place iVoice Technology at a competitive disadvantage in the marketplace for its products. As no current research and development program currently exists within iVoice Technology, any future research and development programs could cause us to incur substantial fixed costs which may result in such programs being prohibitively expensive to initiate without substantial additional financing being obtained on favorable terms. Also, the lack of any current research and development program may result in an extended launch period for a research and development program at a point in our business when time is of the essence. These delays could have a material adverse effect on the amount and timing of future revenues.

      Such limited research and development may also adversely affect the ability of iVoice Technology to test any new technologies which may be established in the future in order to determine if they are successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

If iVoice Technology must restructure its operations, valuable resources will be diverted from other business objectives.

      We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

Potential software defects and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

iVoice Technology relies on third party technologies which may not support iVoice Technology products.

      Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

iVoice Technology faces aggressive competition in many areas of the business, and the business will be harmed if iVoice Technology fails to compete effectively.

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. Our competition may engage in research and development to develop new products and periodically enhance existing products in a timely manner, while we have no established plan or intention to engage in any manner of research or development. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers.

We may not be able to access sufficient funds when needed.

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided, in large part, from an equity line of credit of up to $10.0 million under a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. However, iVoice Technology's ability to borrow under this agreement is subject to the satisfaction of certain conditions, including completing the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If iVoice Technology cannot satisfy the requirements for drawing down under the equity line of credit to be provided by the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access such financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Jerome Mahoney, the Chairman of the Board of iVoice Technology, may have control over the management and direction of iVoice Technology.

      Mr. Mahoney will have the right to convert $190,000 of indebtedness into 190,000 shares of iVoice Technology Class B Common Stock, which Class B Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney converts his indebtedness into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of iVoice Technology, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

iVoice Technology's management team is new and its working relationships are untested.

      We have only recently assembled our management team as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Distribution. As a result, we may be unable to effectively develop and sell our software products and iVoice Technology, as a business, may fail.

iVoice Technology relies on intellectual property and proprietary rights which may not remain unique to iVoice Technology.

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

      In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

      There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

iVoice Technology may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

      o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

      o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

      o     redesign our products, which would be costly and time-consuming.

iVoice Technology may incur increased expenses after the administrative services agreement with iVoice is terminated.

      In connection with its spin-off, iVoice Technology has entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing iVoice Technology with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where iVoice Technology needs assistance and support. The agreement will continue following the completion of the Distribution on a month-to-month basis. Upon termination of the agreement, iVoice Technology will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which iVoice Technology has been required to pay under the administrative services agreement.

Risks Relating to the Distribution

The Distribution of iVoice Technology Class A Common Stock may result in tax liability to you.

      You will be required to pay income tax on the value of your shares of iVoice Technology Class A Common Stock received to the extent of the current or accumulated earnings and profits of iVoice. Any excess will be treated as a tax-free return of capital and thereafter as capital gain. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

The Distribution may cause the trading price of iVoice common stock to decline.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "IVOC." Following the Distribution and the intended distributions of the two other new subsidiaries of iVoice to the iVoice stockholders, iVoice's operating assets will consist of its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights. A trading market may not continue for the shares of iVoice common stock or ever develop for the iVoice Technology Class A Common Stock. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution.

      The combined trading prices of iVoice common stock and the iVoice Technology Class A Common Stock after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution. Further, the combined trading prices of iVoice common stock, the iVoice Technology Class A Common Stock and the common stock of each of the two other new companies being distributed to iVoice stockholders after the Distribution and the two other distributions may be less than the trading price of iVoice common stock immediately prior to these distributions.

Substantial sales of shares of iVoice Technology Class A Common Stock may have an adverse impact on the trading price of the iVoice Technology Class A Common Stock.

      After the Distribution, some iVoice Technology stockholders may decide that they do not want shares in a company consisting of the IVR software operations, and may sell their iVoice Technology common stock following the Distribution.

      Based on the number of shares of iVoice common stock anticipated to be outstanding on the record date and the number of shares of iVoice common stock anticipated to be outstanding on the Record Date and that will actually participate in the Distribution, iVoice will distribute to iVoice stockholders a total of approximately 10,000,000 shares of iVoice Technology Class A Common Stock. Under the United States federal securities laws, substantially all of these shares may be resold immediately in the public market, except for (1) shares of iVoice Technology Class A Common Stock held by affiliates of iVoice Technology or (2) shares which are issued in respect of restricted shares of iVoice common stock. iVoice Technology cannot predict whether stockholders will resell large numbers of shares of iVoice Technology Class A Common Stock in the public market following the Distribution or how quickly they may resell these shares of iVoice Technology Class A Common Stock. If iVoice Technology stockholders sell large numbers of shares of iVoice Technology Class A Common Stock over a short period of time, or if investors anticipate large sales of shares of iVoice Technology Class A Common Stock over a short period of time, this could adversely affect the trading price of the iVoice Technology Class A Common Stock.

There has not been any prior trading market for the iVoice Technology Class A Common Stock and a trading market for the iVoice Technology Class A Common Stock may not develop.

      There is no current trading market for the iVoice Technology Class A Common Stock, although a when-issued trading market may develop prior to completion of the Distribution. We anticipate that the iVoice Technology Class A Common Stock will be listed on the Over-the-Counter Bulletin Board under the proposed symbol "___."

      Shares of iVoice Technology Class A Common Stock may not be actively traded or the prices at which the iVoice Technology Class A Common Stock will trade may be low. Some of the iVoice stockholders who receive iVoice Technology Class A Common Stock may decide that they do not want shares in a company consisting of an IVR software business, and may sell their shares of iVoice Technology Class A Common Stock following the Distribution. This may delay the development of an orderly trading market in iVoice Technology Class A Common Stock for a period of time following the Distribution. Until the shares of iVoice Technology Class A Common Stock are fully distributed and an orderly market develops, the prices at which the iVoice Technology Class A Common Stock trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for iVoice Technology Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice Technology's results of operations, what investors think of iVoice Technology and the IVR software industry, changes in economic conditions in the IVR software industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of the iVoice Technology Class A Common Stock.

If we are able to access our equity line of credit, stockholders would experience significant dilution from the sale of shares under the equity line of credit.

      Under its Standby Equity Distribution Agreement, iVoice Technology may issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. As stated above under " -- We may not be able to access sufficient funds when needed," our ability to obtain funds under this agreement is subject to the satisfaction of certain conditions that we may not be able to satisfy. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If we are able to access our equity line of credit, the sale of shares under this equity line of credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, in order to receive a given advance, we would need to issue a greater number of shares of Class A Common Stock under the Standby Equity Distribution Agreement. If our stock price is lower, then iVoice Technology stockholders would experience greater dilution.

          CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                               USE OF PROCEEDS

      iVoice Technology will receive no proceeds from the distribution of securities in this Distribution.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Overview

      iVoice Technology has traditionally operated as a non-reporting component of iVoice and accordingly the financial statements discussed below have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations.
These financial statements do not necessarily reflect the financial position, results of operations and cash flows of iVoice Technology had it been a stand-alone entity.

      iVoice Technology seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide iVoice Technology with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, iVoice Technology's business will be formed from the contribution by iVoice of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with a reorganization of iVoice, immediately prior to the Distribution, iVoice will transfer to iVoice Technology its IVR software business and related liabilities, including all intellectual property of iVoice relating to the IVR software business . The board and management of iVoice has elected not to transfer any part of the working cash balance of iVoice to iVoice Technology. The board has determined that iVoice has the ability to satisfy its working capital needs as a whole as against the ability of the IVR business as currently contemplated. iVoice anticipates that the initial financial condition of iVoice Technology, based upon the current intention of iVoice Technology not to conduct any research and development or hire additional employees and instead focus on the sale of the existing IVR technology. The board and management of iVoice also determined that iVoice Technology has the ability to obtain financing to satisfy any addition working capital needs as a stand-alone company.

      The emerging nature of the interactive voice response industry and unforeseen expenses from the separation from iVoice, make it difficult to assess the future growth of iVoice Technology.

      The IVR software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, iVoice Technology's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, iVoice Technology will develop and maintain its own credit and banking relationships and perform its own financial and investor relations functions. iVoice Technology may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

      iVoice Technology has received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. Our financing needs are expected to be provided, in large part, from an equity line of credit of up to $10.0 million under a Standby Equity Distribution Agreement with Cornell Capital Partners. However, iVoice Technology's ability to borrow under this agreement is subject to the satisfaction of certain conditions, including completing the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective.
See "- Liquidity and Capital Resources." If iVoice Technology cannot satisfy the requirements for drawing down under the equity line of credit to be provided by the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access such financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Separation from iVoice

      iVoice Technology was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. iVoice Technology will have no material assets or activities until the contribution of the IVR software business described in this prospectus. After the Distribution, iVoice Technology will be an independent public company, with iVoice having no continuing ownership interest in iVoice Technology.

      On November 11, 2004, iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of iVoice Technology. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Messrs. Mahoney and Seidler and the administrative services agreement. Since this assignment, iVoice Technology Nevada has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology.

      iVoice Technology's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business to be transferred to iVoice Technology from iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what iVoice Technology's results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      iVoice Technology will operate the IVR software business. This business has historically operated as a non-reportable segment of iVoice. Even if iVoice Technology was to operate the IVR business on a stand alone basis, management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of IVR. iVoice Technology intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for IVR. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on IVR, iVoice Technology's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      Upon effectiveness of the registration statement of which this prospectus is a part, iVoice Technology will be allocated the iVoice corporate assets, liabilities and expenses related to the IVR software business, including the IVR software and all intellectual property of iVoice relating to the IVR software business and the assignment of iVoice's existing agreements and arrangements with dealers and resellers. This allocation of assets, liabilities and expenses will be based on an estimate of the proportion of such amounts allocable to iVoice Technology, utilizing such factors as total revenues, employee headcount and other relevant factors. iVoice Technology believes that these allocations have been made on a reasonable basis. iVoice Technology believes that all costs allocated to iVoice Technology are a reasonable representation of the costs that iVoice Technology would have incurred if iVoice Technology had performed these functions as a stand-alone company.

      In conjunction with the separation of the IVR software business from iVoice, iVoice Technology entered into an administrative services agreement with iVoice for the provision of certain services by iVoice to iVoice Technology following the Distribution. This agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself. See "Relationship Between iVoice and iVoice Technology Following the Distribution" for a description of the administrative services agreement. Following termination of the administrative services agreement, we expect that iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and iVoice Technology.

      iVoice announced in September 2004 its intention to distribute our shares to its stockholders upon effectiveness of required Securities and Exchange Commission filings, including this registration statement.

Results of Operations for the Nine Months Ended September 30, 2004 as Compared with the Nine Months Ended September 30, 2003

      All revenues reported by iVoice Technology are derived from the sale or license of our interactive voice response software products, which enable a caller to obtain requested information in voice form from a local or non-local database. Total revenues for the nine months ended September 30, 2004 and September 30, 2003 were $177,484 and $239,306 respectively. The IVR business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the IVR business is attributable to the minimal resources made available by iVoice for the sales and marketing of the interactive voice response software products. Management feels that the sales of the interactive voice response software products may increase if greater financial and operational resources were made available for the sales and marketing of the products. If iVoice Technology can obtain funds under the equity line of credit, iVoice Technology will be able to devote more
resources to operating the business.  See   " -- Liquidity and Capital
Resources."

      Gross margin for the nine months ended September 30, 2004 and September 30, 2003 was $118,221 (66.6%) and $148,493 (62.1%), respectively. The increase in gross margin is a result of a change in the products and services mix being sold. In the nine-month period ending September 30, 2004, iVoice Technology provided more consulting and maintenance services, which have higher gross margins than the sale of software products.

      Total operating expenses increased to $693,810 for the nine months ended September 30, 2004 from $674,232 for the nine months ended September 30, 2003, an increase of $19,578 or 2.9%. This increase in the current year nine-month period is attributable to accrued professional and consulting fees in connection with financing the operation of the business and the anticipated registration of shares of iVoice Technology.

      As of September 30, 2004, iVoice Technology had six employees, five of whom are full-time and one of whom is part-time.

      The loss from operations for the nine months ended September 30, 2004 was $(575,589) compared to $(525,739) for the nine months ended September 30, 2003, an increase of $49,850. As discussed above, this increase was attributable to accrued professional and consulting fees incurred in connection with financing the operation of the business and the anticipated registration of shares of iVoice Technology.

      Other expenses for the nine months ended September 30, 2004 were
$719,748 as compared to $203,301 for the nine-month period ending September
30, 2003, an increase of $516,447.   During the nine-month period ending
September 30, 2004, iVoice Technology recorded interest expense on and $28,000 in fees related to the issuance of $280,000 of secured convertible debentures. The interest expense increased by $616,836, which was primarily offset by increases in other income of $57,237 related to the write-off of certain accounts payable and $52,337 in interest income. In future periods, iVoice Technology will incur additional interest expense on and additional fees related to the issuance of additional secured convertible debentures in November 2004 and when the registration statement of which this prospectus is a part becomes effective. The interest expense will be a portion of the 5% per annum interest payment on the aggregate amount of secured convertible debentures and the issuance fee will equal 10% of the aggregate amount of secured convertible debentures being issued. In addition, iVoice Technology has recorded as prepaid financing expenses an amount equal to $70,000 for the 20% discount to market price that Cornell Capital Partners is entitled to upon the issuance of Class A Common Stock upon the conversion of the debentures. This 20% beneficial conversion feature has been recorded as a prepaid financing cost until such time as the Company's Class A Common Stock into which the debentures are convertible is registered. Upon the effectiveness of the registration statement of which this prospectus is a part, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

Results of Operations for the Year Ended December 31, 2003, as Compared with the Year Ended December 31, 2002.

      Revenues are derived primarily from the license of our interactive voice response software products, which enable a caller to obtain requested information in voice form from a local or non-local database. Total revenues for the twelve months ended December 31, 2003 and December 31, 2002 were $303,756 and $366,004, respectively, a decrease of 17.0%. The decrease in sales for the twelve month period is attributable to the sluggish demand for speech recognition telecommunications products as well as minimal resources made available by iVoice for the sales and marketing of the IVR software products. Management feels that the sales of the IVR software products may increase if greater financial and operational resources were made available for the sales and marketing of the products.

      Gross margin for the twelve months ended December 31, 2003 and December 31, 2002 was $180,665 (59.5%) and $271,708 (74.2%), respectively. The decrease in gross margin is a result of a change in the products and services mix being sold. iVoice Technology provided more consulting and maintenance services in the year ended December 31, 2002 than it did in the year ended December 31, 2003; these services have higher gross margins than the sale of software products.

      Total operating expenses decreased, from $1,323,008 for the twelve months ended December 31, 2002 to $965,341 for the twelve months ended December 31, 2003, a decrease of $357,667, or 27.0%. Specific line items that reflect the reduction in total operating expenses for the twelve months ended December 31, 2003, include reduced general and administrative expenses of $229,932, reduced research and development costs of $1,038, and reduced selling expenses of $4,892. The reduction in general and administrative expenses was due primarily to a reduction in professional and consulting fees.

      As of December 31, 2003, iVoice Technology had no full-time employees.

      The loss from operations for the twelve months ended December 31, 2003 was $(784,676) compared to $(1,051,300) for the twelve months ended December
31, 2002, a decrease of 25.4%.   This decrease was attributable to a
reduction in total operating expenses, which as stated above was primarily due to reduced general and administrative expenses of $229,932, reduced research and development costs of $1,038, and reduced selling expenses of $4,892. The reduction in general and administrative expenses was due primarily to a reduction in professional and consulting fees.

Liquidity and Capital Resources

      To date, iVoice Technology has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      We intend to sell shares of Class A Common Stock immediately following the completion of the Distribution in order to generate capital necessary to sustain our operations. In the event that, in the judgment of the Board of Directors, sufficient capital has not been raised from the proceeds of the public offering for iVoice Technology to both sustain its business operations and to make payment to each of Mr. Mahoney and Mr. Seidler, Mr. Mahoney has agreed to accept shares of iVoice Technology Class B Common Stock in satisfaction of iVoice Technology's obligations under his employment agreement.

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures are convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology. iVoice Technology will issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part. In connection with the issuances of the secured convertible debentures, iVoice Technology has paid, and will pay in connection with the issuance of additional secured convertible debentures, a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures.

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

      However, iVoice Technology's ability to obtain funds under the equity line of credit is subject to the satisfaction of certain conditions, including completing the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If iVoice Technology cannot satisfy the requirements for drawing down under the equity line of credit to be provided by the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business. Management believes that its going-forward expenses will be approximately $431,000, which includes salaries for iVoice Technology's officers and employees, and expects to record revenues, net of cost of sales, for the year ending December 31, 2004 of approximately $130,000. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured convertible debentures. If there are additional deficiencies that are in excess of the proceeds of the secured convertible debentures, and iVoice Technology is unable to obtain funds from the equity line of credit, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. However, no assurance can be given that iVoice Technology will raise sufficient funds from such financing arrangements, or that iVoice Technology will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of iVoice Technology's financing is dependent upon.

      Upon the date of this prospectus, iVoice Technology will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to iVoice Technology assets having an aggregate book value of $10,000. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of iVoice Technology at the back of this prospectus. iVoice Technology believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      iVoice Technology has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds that had been loaned to iVoice in July 2000 that were used to develop the IVR software business. The amount of $190,000 includes approximately $24,000 for interest
on the original loan from Jerry Mahoney to iVoice.   iVoice Technology, for
value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. iVoice Technology has yet to record this liability on its financial statements, as the promissory note will not be assumed by iVoice Technology until the effectiveness of the registration statement.

      Mr. Mahoney has agreed to forego receiving any shares of iVoice Technology Class A Common Stock or iVoice Technology Class B Common Stock he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      iVoice Technology has entered into employment contracts with its Non-Executive Chairman of the Board of Directors and its President and Chief Executive Officer. As consideration, iVoice Technology agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. Mr. Mahoney will also be entitled to incentive compensation based upon acquisitions completed by iVoice Technology. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVoice Technology) should his employment be terminated following a change in control, as defined in the employment agreement.

      iVoice Technology entered into an employment agreement as of August 1, 2004 with Mr. Seidler. Mr. Seidler will serve as iVoice Technology's
President and Chief Executive Officer for a term of one year. As consideration, iVoice Technology agreed to pay Mr. Seidler a base salary of $85,000 during the term. iVoice Technology also agreed to pay Mr. Seidler incentive compensation based on the amount of total revenues collected by the Company. Mr. Seidler will also be entitled to additional incentive compensation based upon acquisitions completed by iVoice Technology.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue Recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company's IVR software. No revenues have been derived from the sale of optional customer support services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide direct customers (as opposed to resellers and dealers) the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization and through promotions or reseller agreements with independent third parties. iVoice Technology only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchaser products directly from iVoice Technology may not return such products to iVoice Technology under any circumstances. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements provide for a limited contractual right of return and do not provide for future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers.
A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement
133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                                 OUR BUSINESS

Background

      iVoice Technology, Inc. (the "Company") was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of September 30, 2004, the Company employed five full-time employees and one part-time employee. Following the Distribution, iVoice Technology may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

      Our flagship product is IVR, an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, DBase, Btrieve, and Paradox, or to standard text files. IVR can be used to read information from, and write information to, databases, as well as query databases and return information. The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR application or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

      Properties can be set up for each command, as if the commands were being executed manually. IVR links a phone system to a database to provide customers with 24-hour immediate access to account information, via telephone. With IVR, polished IVR applications are quick and easy to install. No knowledge of computer programming and minimal database knowledge is needed. IVR will execute any created application when a caller dials in. Using DTMF (touch-tone telephones) or speech activation allows callers to interact with the system. Advanced database technology permits reading, writing, appending, searching and seeking database information. A user can record product inventory, set up games, keep a record of patients or customers, and perform other applications. The advanced, innovative technology, backed by a simple, easy-to-use drag-and-drop interface, makes writing applications simple.

      The IVR software also incorporates an Internet access tool, which can be either connected to the IVR system or run as a standalone. This IVR system also has a graphical user interface and provides for Internet access to the system. Once logged onto the Internet, a user can gain access to the IVR system by clicking on a hypertext link for the user's browser. Upon entering the IVR system, the response prompts are in text form rather than voice form. The user can enter selections and get information by clicking on icons or choosing items from menus. Some of the Internet applications available are order processing and transactions, database integration, questions and queries, account status, delivery information, funds transfer, and claims information.

      We are in the process of rolling out Version 3.0 of the IVR software, which incorporates certain upgrades designed to improve stability and performance of the software. Only minor changes are being made to the user interface, and there are no material new features that are readily apparent to the end user. We currently have no plans to engage in future research and development or to launch any additional versions of the IVR software or other products.

Distribution

      As a product line of iVoice, Inc., IVR has produced sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of IVR. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      iVoice Technology will market its products directly, with a sales force, and through more than 100 domestic and international re-sellers. iVoice Technology intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

Competition

      The Company competes generally with a number of other manufacturers of supplemental telecommunications software, telecommunications integrators, as well as application service providers (ASPs), which provide IVR software to other businesses and organizations either through internet servers or telecommunication servers. System design and engineering, application technical features, built-in speech recognition capabilities and simplicity of user implementation and administration are the principal characteristics of our IVR that differentiates it from competing products. The markets in which we compete are the IVR enterprise market, in which the customers are generally direct end users and smaller clients with limited capacity requirements and revenue per contract, and the IVR enhanced services market, which consists primarily of service providers and other large organizations who require a greater level of capacity and features.

      The IVR enterprise market is fragmented and highly competitive. The Company's major competitors in this market are Avaya Inc., IBM Corporation, Nortel Networks Limited, Aspect Communications Corporation and Security First Corp. (formerly Edify Corporation). The principal competitive factors in this market include breadth and depth of solution, product features, product scalability and reliability, client services, the ability to implement solutions, and the creation of a referenceable customer base. The Company believes that its product line of solutions, combined with its professional and technical services and its extensive customer base, allow it to compete favorably in this market. However, this market is evolving rapidly, and the Company anticipates intensified competition not only from traditional IVR vendors but also from emerging vendors with non-traditional technologies and solutions.

      Competition in the IVR enhanced network services market ranges from large telecommunication suppliers offering turnkey, multi-application solutions to "niche" companies that specialize in a particular enhanced service such as prepaid or voicemail. The Company's primary competitors in this market are suppliers such as Comverse Technology, Inc., Unisys Corporation and Lucent Technologies Inc. that provide a suite of enhanced services. Smaller niche players that compete with the Company in various geographies and/or products include GlenAyre Electronics Inc. The Company anticipates that competition will continue from existing and new competitors, some of which have greater financial, technological and marketing resources and greater market share than the Company.

      No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

      As is customary in the telecommunications industry, the Company produces its products from readily available components purchased from a variety of manufacturers. Printed circuit boards and housings are contracted for manufacture according to Company specifications from among many available suppliers. The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of the Company's present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Product Development

      We are in the process of rolling out Version 3.0 of the IVR software, which incorporates certain upgrades designed to improve stability and performance of the software. Only minor changes are being made to the user interface, and there are no material new features that are readily apparent to the end user. We currently have no plans to engage in future research and development or to launch any additional versions of the IVR software or other products.

      iVoice Technology considers its current products to be competitive with products offered by others in its industry segment. It does not foresee spending any significant capital on new product development in the foreseeable future.

      To date, iVoice Technology has experienced significant post-release errors and bugs in its products. There can be no assurance that any of these problems will be avoided in the future, particularly as its products become more complex and sophisticated.

Business Development

      Business development objectives at iVoice Technology will be to focus on two primary functions as listed below:

      1. Negotiate and secure strategic alliances related to our IVR products; and

      2.    Negotiate, secure and manage Original Equipment Manufacturer
            (OEM) and reseller accounts.

      Strategic Alliances

      iVoice Technology's business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products.

      Manage OEM and Reseller Accounts

      While we have traditionally sold our product primarily on a direct basis, we will seek to obtain new OEM and reseller relationships that will serve as an extension of our sales team which has yet to be hired. We currently have no material strategic alliances with any OEMs or resellers other than the existing relationship between iVoice's resellers and iVoice that are being transferred to us by iVoice for our benefit, nor do we have
any current material negotiations with any OEM or other reseller.   Ideally,
an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support.

Sales and Marketing

      The IVR enterprise market is characterized by a business environment that has goals to improve customer communication and personalization as well as reduce the costs of customer contact, a historically time-and-money intensive operation. Furthermore, consumers are increasingly taking charge of this important interaction between enterprise and consumer; deciding where, when and how they want this communication. To address this new business paradigm, enterprises are increasingly applying innovative wireless, speech and web technologies to leverage existing customer service infrastructures in the creation of interactive, self-directed service applications. These new applications are designed to put the customer in control of the delivery of the information while allowing the enterprise control of the data. This serves to address the enterprise's objectives of improving the customer experience and reducing operating costs.

      The Company's strengths are reflected in the IVR enterprise market as part of a suite of offerings that can be delivered as components or as part of a total, turnkey solution. These IVR solutions use the latest in technology to allow enterprises to automate increasingly complex interactions, enabling businesses to provide quick and timely communications with customers and business partners. Such technology enables enterprises to communicate with their customers through voice, web, e-mail, facsimile and other forms of communication on a variety of devices, including telephones, PCs, mobile phones and personal digital assistants ("PDAs").

      iVoice Technology will market its products directly and through more than 100 domestic and international re-sellers. The Company intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

      The Company is actively seeking strategic relationships with companies to build its developing partner program. The partner program will be built by establishing relationships in basic areas consisting of software and technology solution partners and system integration partners. These relationships will enhance the Company's technological strength, improve its market position, facilitate shorter time-to-market, enhance its ability to deliver end-to-end solutions, and broaden its market coverage.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

      We regard some features of our IVR software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. We are currently reviewing our technologies and processes with our patent attorneys to determine if it is possible to obtain any patents or statutory copyrights on any of our proprietary technology which we believe to be material to our future success. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of September 30, 2004, we had five full-time employees and one part-time employee. We have entered into employment agreements with our President and Chief Executive Officer (Mr. Seidler) and our Chairman of the Board (Mr. Mahoney). Mr. Mahoney will not provide services to iVoice Technology on a full-time basis; Mr. Seidler will devote substantially all of his time to iVoice Technology. Many services that would be provided by employees are currently being provided to iVoice Technology by iVoice under the administrative services agreement. We do not currently have any plans to hire additional personnel. However, if iVoice Technology can obtain funds under the equity line of credit, iVoice Technology will be able to devote
more resources to expanding its personnel.  See   " Management's Discussion
and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

      Within the industry, competition for key technical and management personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that, should we seek to add or replace key personnel, we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

Legal Proceedings

      iVoice Technology is not party to any material legal proceedings, nor to the knowledge of iVoice Technology, is any such proceeding threatened against it.

Properties

      We do not own any real property. We currently co-occupy the same space as iVoice and are subleasing from iVoice some of the office space located at 750 Highway 34, Matawan, New Jersey. The rent payment for the sublease is currently included in the administrative services agreement. Following the Distribution, we intend to continue subleasing such space pursuant to the administrative services agreement and anticipate no relocation of our offices in the foreseeable future.

                        IVOICE TECHNOLOGY'S MANAGEMENT

      iVoice Technology initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who are expected to serve as directors and executive officers of iVoice Technology following the Distribution. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and iVoice Technology following the Distribution.


                                      Position with                Director    Term
      Name          Age            iVoice Technology, Inc           since     Expires
------------------  ---     ------------------------------------   --------   -------

Jerome R. Mahoney    43     Non-Executive Chairman of the Board      2004      2005

Arie Seidler         63     President and Chief Executive Officer    2004      2005

      Jerome R. Mahoney. Mr. Mahoney is iVoice Technology's Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney is also the Chairman of the Board of Trey Resources, Inc. and has been a director of Trey Resources since January 1, 2002. He is also the Chairman of the Board of Deep Field Technologies, Inc. and SpeechSwitch, Inc. and has been a director of Deep Field Technologies and SpeechSwitch since August 2004. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which iVoice merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

      Arie Seidler. Mr. Seidler has been iVoice Technology's President and Chief Executive Officer and a director since August 1, 2004. In 1994, Mr. Seidler founded Vertical Solutions, Inc., a management consulting and business advisory services firm, and was Chief Executive Officer of Vertical Solutions from 1994 to 2004. In 1979, Mr. Seidler founded The Wheatley Group and served as Chief Executive Officer of The Wheatley Group until 1990. From 1974 to 1979, Mr. Seidler was a management consultant with KPMG Peat Marwick.

Compensation of Executive Officers

      No officers or directors of iVoice Technology received any compensation for services to iVoice Technology during any of the last three fiscal years.

Employment Agreements

Jerome Mahoney

      iVoice Technology entered into a five-year employment agreement with Mr. Mahoney as of August 1, 2004. Mr. Mahoney will serve as iVoice Technology's Non-Executive Chairman of the Board for a term of five years.
As consideration, iVoice Technology agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. iVoice Technology also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by iVoice Technology in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of Class B Common Stock at the option of Mr. Mahoney.

      In the event Mr. Mahoney's employment agreement is terminated by iVoice Technology for cause or due to Mr. Mahoney's disability or retirement, iVoice Technology will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, "cause" means (1) the willful and continued failure of Mr. Mahoney to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Mahoney by the Company's board of directors, (2) the willful engaging by Mr. Mahoney in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Mahoney of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Mahoney against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Mahoney will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Mahoney was guilty of conduct described in items (1), (2) or (4) above.

      In the event Mr. Mahoney's employment agreement is terminated due to Mr. Mahoney's death, iVoice Technology will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Mahoney's employment agreement is terminated by iVoice Technology within three years following a change in control, as defined in the employment agreement, or by Mr. Mahoney for good reason within three years following a change in control, Mr. Mahoney will be entitled to receive a severance payment equal to three hundred percent
(300%), less $100, of his gross income for services rendered to iVoice Technology in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVoice Technology). Under his employment agreement, "good reason" means, among other things, (1) any limitation on Mr. Mahoney's powers as Chairman of the Board, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Mahoney from competing with iVoice Technology during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

Arie Seidler

      iVoice Technology entered into an employment agreement with Mr. Seidler as of August 1, 2004. Mr. Seidler will serve as iVoice Technology's President and Chief Executive Officer for a term of one year. As consideration, iVoice Technology agreed to pay Mr. Seidler a base salary of $85,000 during the term. In addition, iVoice Technology agreed to pay Mr. Seidler incentive compensation based on the amount of total revenues collected by iVoice Technology. If iVoice Technology records and collects total revenues in an amount greater than $300,000 but less than $2,000,000, Mr. Seidler will receive a bonus equal to 7.5% of the total revenues of the Company. If iVoice Technology records and collects total revenues in an amount greater than $2,000,000, in addition to the 7.5% bonus, Mr. Seidler will also receive a bonus equal to 3.5% of the total revenues of the Company in excess of $2,000,000. However, if the Company's pre-tax profit margin for the year is less than 35%, Mr. Seidler's aggregate bonus will be reduced by 35%. iVoice Technology also agreed to pay Mr. Seidler a bonus for each merger or acquisition brought to the Company exclusively by Mr. Seidler and completed by the Company equal to six percent (6%) of the gross consideration paid or received by iVoice Technology, net of any debt or other liabilities assumed by the Company, in a merger or acquisition completed by the Company during the term of the agreement. This merger or acquisition bonus would be payable in the form of cash, debt or shares of Class A Common Stock at the option of iVoice Technology.

      In the event Mr. Seidler's employment agreement is terminated due to his death or disability or by iVoice Technology with or without cause, Mr. Seidler will receive the portion of his salary earned up until the date of his termination. Under his agreement, "cause" means (1) any material breach of the agreement by Mr. Seidler, (2) Mr. Seidler's failure to perform his duties under the employment agreement to the reasonable satisfaction of the board of directors, (3) any material act, or material failure to act, by Mr. Seidler in bad faith and to the material detriment of the Company, (4) commission of a material act involving moral turpitude, dishonesty, unethical business conduct, or any other conduct which significantly impairs the reputation of the Company, its subsidiaries or affiliates or (5) the conviction of Mr. Seidler of a felony. The employment agreement restricts Mr. Seidler from competing with iVoice Technology during the term of the agreement and for eighteen months after he is no longer employed by the Company.

Equity Compensation Plans

      There are no existing equity compensation plans and iVoice Technology has no current plans, proposals or arrangements to establish, or provide any awards under, any such equity compensation plans.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In August and November, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures are convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Cornell Capital Partners upon the conversion of the debentures. See "Potential Dilution Due to Conversion at Below Market Price." The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology. iVoice Technology will issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part. In connection with the issuances of the secured convertible debentures, iVoice Technology has paid, and will pay in connection with the issuance of additional secured convertible debentures, a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures.

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

      However, iVoice Technology's ability to obtain funds under the equity line of credit is subject to the satisfaction of certain conditions, including completing the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If iVoice Technology cannot satisfy the requirements for drawing down under the equity line of credit to be provided by the Standby Equity Distribution Agreement, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

      Upon the effective date of this prospectus, iVoice Technology will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to iVoice Technology assets having an aggregate book value of $10,000. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of iVoice Technology at the back of this prospectus. iVoice Technology believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In connection with the assumption of assets and liabilities by iVoice Technology from iVoice, iVoice Technology will assume from iVoice immediately prior to the date of this prospectus $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt will be subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. iVoice Technology, upon the date of this prospectus, will issue a promissory note in the amount of $190,000 payable to Mr. Mahoney that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See "Potential Dilution Due to Conversion at Below Market Price."

      Mr. Mahoney has agreed to forego receiving any shares of iVoice Technology's Class A Common Stock or Class B Common Stock he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      iVoice Technology entered into two separate employment agreements with Mr. Mahoney, its Chairman of the Board, and Mr. Seidler, its President and Chief Executive Officer, respectively, as of August 1, 2004. Mr. Mahoney's agreement provides for annual compensation of $85,000 per annum with an annual increase based on the Consumer Price Index every year thereafter. Mr. Seidler's agreement provides for compensation of $85,000 plus additional
incentive compensation.   Each of Mr. Mahoney and Mr. Seidler will also be
entitled to additional incentive compensation based upon acquisitions completed by iVoice Technology. iVoice Technology believes that the compensation provided to each of Mr. Mahoney and Mr. Seidler are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

      In August 2004, iVoice Technology entered into a temporary administrative services agreement with iVoice. Pursuant to that agreement, iVoice is providing iVoice Technology with physical premises, inventory purchasing services, material and inventory control services, source code management and other personnel and data processing services for a period ending upon completion of the Distribution. For these services iVoice Technology is paying iVoice $7,000 per month during the term of the agreement. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and iVoice Technology.

                            PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of November 30, 2004 , information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                                        Common Stock                     Common Stock
                                                        Beneficially                     Beneficially
                                                        Owned Before     Percentage      Owned After     Percentage
Name                              Title of Class        Distribution     Ownership       Distribution    Ownership
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
Jerome R. Mahoney            Class A Common Stock               0(1)          0%(1)             0(1)         0%(1)
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class B Common Stock         190,000(2)        100%(2)       190,000(2)       100%(2)
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class C Common Stock               0             0%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
Arie Seidler                 Class A Common Stock               0             0%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class B Common Stock               0             0%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class C Common Stock               0             0%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
iVoice, Inc.                 Class A Common Stock             100           100%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class B Common Stock               0             0%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class C Common Stock               0             0%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
Cornell Capital Partners     Class A Common Stock               0(3)          0%(3)    87,500,000(3)        89.74%(3)
L.P.
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class B Common Stock               0             0%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class C Common Stock               0             0%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
All directors and            Class A Common Stock               0(1)          0%(1)             0(1)         0%(1)
executive officers as a
group (2 persons)
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class B Common Stock         190,000(2)        100%(2)       190,000(2)         0%(2)
---------------------------- ------------------------- --------------- --------------- ----------------- -------------
                             Class C Common Stock               0             0%                0            0%
---------------------------- ------------------------- --------------- --------------- ----------------- -------------

-----------------------
(1) Does not give effect to the right of Mr. Mahoney pursuant to the promissory note to be executed by Mr. Mahoney and iVoice Technology in the amount of $190,000 to convert $190,000 of indebtedness into 190,000 shares of Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness.

(2) Mr. Mahoney may at his option convert the $190,000 promissory note held by him into Class B Common Stock of iVoice Technology at a rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 80% of the lowest price that iVoice Technology issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney's right to convert $190,000 of indebtedness into 190,000 shares of Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Cornell Capital Partners may, at its option following the trading of the Class A Common Stock on the Over-the-Counter Bulletin Board, convert $700,000 of secured convertible debentures held by it into the number of shares of Class A Common Stock determined by dividing the aggregate principal amount of debentures by a 20% discount of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Cornell Capital Partners upon conversion of the debentures. Assuming a closing bid price per share of Class A Common Stock of $0.01, Cornell Capital Partners's right to convert $700,000 of indebtedness would result in Cornell Capital Partners being the beneficial owner of 87,500,0000 shares of Class A Common Stock. Cornell Capital Partners is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by it, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                          DESCRIPTION OF SECURITIES

      Pursuant to iVoice Technology's certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of November 30, 2004, there is one record holder of Class A Common Stock and iVoice Technology had 100 shares of Class A Common Stock outstanding. There will be approximately 10,000,000 outstanding shares of iVoice Technology Class A Common Stock immediately following the 100,000-for-one split to be effectuated prior to the Distribution.

Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion rights have to Class A Common Stock. There are 50,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2004. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2004. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 30, 2004, iVoice Technology has not issued any shares of Preferred Stock. iVoice Technology has no current plans to issue any shares of preferred stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of iVoice Technology, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the Company's certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.


Transfer Agent

      iVoice and iVoice Technology's transfer agent is Fidelity Transfer Company. The address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number is (801) 484-7222.

Limitation of Liability: Indemnification

      Our by-laws include an indemnification provision under which we have agreed to indemnify directors of iVoice Technology to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of iVoice Technology.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of iVoice Technology pursuant to the foregoing, or otherwise, iVoice Technology has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                               THE DISTRIBUTION

Introduction

      In September 2004, iVoice's board of directors declared a distribution payable to the holders of record of outstanding iVoice common stock at the close of business on November 1, 2004. A new record date has been set for ______, 200_ (the "Record Date"). iVoice currently anticipates that it will distribute to iVoice stockholders, other than Mr. Mahoney, an aggregate of approximately 10,000,000 shares of iVoice Technology Class A Common Stock. Accordingly, the Distribution will consist of one share of iVoice Technology Class A Common Stock for approximately every ____ shares of iVoice common stock outstanding on the Record Date. Holders of less than ____ shares of iVoice common stock will receive one share of iVoice Technology Class A Common Stock. We currently anticipate that the Distribution will be effected near the effective date of the registration statement.

      iVoice Technology is currently a wholly-owned subsidiary of iVoice. As a result of the Distribution, 100% of the outstanding iVoice Technology Class A Common Stock will be distributed to iVoice stockholders. Immediately following the Distribution, iVoice and its subsidiaries will not own any shares of iVoice Technology Class A Common Stock and iVoice Technology will be an independent public company. The iVoice Technology Class A Common Stock will be distributed by book entry. Instead of stock certificates, each iVoice stockholder that is a record holder of iVoice shares will receive a statement of such stockholder's book entry account for the iVoice Technology Class A Common Stock distributed to such stockholder. Account statements reflecting ownership of the iVoice Technology Class A Common Stock will be mailed shortly after the Distribution Date. iVoice Technology Class A Common Stock should be credited to accounts with stockbrokers, banks or nominees of iVoice stockholders that are not record holders after the effective date of the Distribution.

      iVoice Technology was incorporated on November 10, 2004. On November 11, 2004, iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of iVoice Technology. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Messrs. Mahoney and Seidler and the administrative services agreement. Since this assignment, iVoice Technology Nevada has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology. iVoice Technology's principal executive offices are located at 750 Highway 34, Matawan, New Jersey 07747, and its telephone number is (732) 441-7700. iVoice Technology will own and operate the IVR software business of iVoice.

      Concurrently with the Distribution, iVoice intends to contribute the majority of its remaining business lines into two new companies and distribute the stock of those two companies to its stockholders. Following the Distribution and the two other distributions, iVoice's operating assets will consist of its iVoiceMail software and its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights.

Reasons for the Distribution

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice, iVoice Technology and iVoice stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and give iVoice Technology the financial and operational flexibility to take advantage of potential growth opportunities in the IVR software business.

      iVoice's board of directors and management believe that the Distribution will enhance the ability of each of iVoice Technology and iVoice to focus on strategic initiatives and new business opportunities, improve cost structures and operating efficiencies and design equity-based compensation programs targeted to its own performance. In addition, iVoice's board of directors expects that the transition to an independent company will provide iVoice Technology with greater access to capital by allowing the financial community to focus solely on iVoice Technology and allow the investment community to measure iVoice Technology's performance relative to its peers.

      The IVR software business also has some important traits that make this business distinct from iVoice's other operations with respect to markets, products, capital needs and plans for growth. The Distribution will give iVoice Technology direct access to the capital markets as a stand alone company.

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice and its stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and that the spin off of the IVR business into iVoice Technology has provided greater access to capital by allowing the financial community to focus solely on iVoice Technology and its IVR software business as a stand alone company. In determining whether of not to spin off the IVR business and make the Distribution, the board considered the ability of iVoice to satisfy its working capital needs as a whole as against the ability of the IVR business to satisfy its capital needs as a stand alone company. As financing was available to the IVR business as a stand alone company, it was determined that the IVR business would be transferred to iVoice Technology. After considering the availability of such financing and the relative working capital needs of iVoice and iVoice Technology, the board elected not to transfer any part of the current cash balance of iVoice to iVoice
Technology.

      As part of iVoice, the IVR software business competed with iVoice's other core business groups for capital to finance expansion and growth opportunities. As a separate entity, iVoice Technology will be free of iVoice's capital structure restrictions and should be in a better position to fund the implementation of its business strategy. The Distribution will also enable iVoice Technology to provide its management and employees incentive compensation in the form of equity ownership in iVoice Technology, enhancing iVoice Technology's ability to retain and motivate key employees, and, if iVoice Technology seeks to hire additional or replacement personnel, attract such personnel. However, there are no present plans, proposals or arrangements to establish, or provide any awards under, any such incentive compensation plan.

Manner of Effecting the Distribution

      The Distribution will be made on the basis of one share of iVoice Technology Class A Common Stock for approximately every ____ shares of iVoice common stock outstanding on the Record Date. Holders of less than ____ shares of iVoice common stock will receive one share of iVoice Technology Class A Common Stock. Based on approximately _________ iVoice shares outstanding on the Record Date and approximately ____ iVoice shares outstanding on the Record Date that will actually participate in the Distribution, we currently anticipate that an aggregate of approximately 10,000,000 shares of iVoice Technology Class A Common Stock will be distributed to iVoice stockholders. At the time of the Distribution, the shares of iVoice Technology Class A Common Stock to be distributed will constitute 100% of the outstanding iVoice Technology Class A Common Stock. Immediately following the Distribution, iVoice will not own any iVoice Technology Class A Common Stock and iVoice Technology will be an independent public company.

      The shares of iVoice Technology Class A Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 49.

      iVoice will use a book entry system to distribute the shares of iVoice Technology Class A Common Stock in the Distribution. Following the Distribution, each record holder of iVoice stock on the Record Date will receive from the Distribution Agent a statement of the shares of iVoice Technology Class A Common Stock credited to the stockholder's account. If you are not a record holder of iVoice stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of iVoice Technology Class A Common Stock should be credited to your account with your stockbroker or nominee after the effective date of the registration statement. After the Distribution, stockholders may request stock certificates from iVoice Technology's transfer agent instead of participating in the book entry system.

      No fractional shares of iVoice Technology Class A Common Stock will be issued. If you own a fractional share of iVoice common stock as of the Record Date or own a number of iVoice shares that is not a multiple of ____, you will receive the next higher whole number of shares of iVoice Technology Class A Common Stock in the Distribution. If you own less than ____ shares you will receive one share of iVoice Technology Class A Common Stock.

      No iVoice stockholder will be required to pay any cash or other consideration for the shares of iVoice Technology Class A Common Stock received in the Distribution, or to surrender or exchange iVoice shares in order to receive shares of iVoice Technology Class A Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding iVoice shares. No vote of iVoice stockholders is required or sought in connection with the Distribution, and iVoice stockholders will have no appraisal rights in connection with the Distribution.

      In order to receive shares of iVoice Technology Class A Common Stock in the Distribution, iVoice stockholders must be stockholders at the close of business on the Record Date.

Results of the Distribution

      After the Distribution, iVoice Technology will be a separate public company operating the IVR software business. Based on approximately _________ iVoice shares outstanding on the Record Date and approximately
____ iVoice shares outstanding on the Record Date that will actually participate in the Distribution, immediately after the Distribution, iVoice Technology expects to have approximately 20,000 holders of record of iVoice Technology Class A Common Stock, and approximately 10,000,000 shares of iVoice Technology Class A Common Stock outstanding. The Distribution will not affect the number of outstanding iVoice shares or any rights of iVoice stockholders.

Listing and Trading of the iVoice Technology Class A Common Stock

      Neither iVoice Technology nor iVoice makes recommendations on the purchase, retention or sale of shares of iVoice common stock or shares of iVoice Technology Class A Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any iVoice or iVoice Technology shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell iVoice common stock or iVoice Technology Class A Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There is not currently a public market for the iVoice Technology Class A Common Stock, although a when-issued market may develop prior to completion of the Distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but is not yet issued or available. Even though when-issued trading may develop, none of these trades would settle prior to the effective date of the Distribution, and if the Distribution does not occur, all when-issued trading will be null and void. On the first trading day following the date of the Distribution, when-issued trading in respect of shares of iVoice Technology Class A Common Stock will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We anticipate that the iVoice Technology Class A Common Stock will trade on the Over-the-Counter Bulletin Board under the proposed symbol "____."

      The shares of iVoice Technology Class A Common Stock distributed to iVoice stockholders will be freely transferable, except for (1) shares of iVoice Technology Class A Common Stock received by persons who may be deemed to be affiliates of iVoice Technology under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of iVoice Technology Class A Common Stock received by persons who hold restricted shares of iVoice common stock. Persons who may be deemed to be affiliates of iVoice Technology after the

Distribution generally include individuals or entities that control, are controlled by, or are under common control with iVoice Technology and may include certain directors, officers and significant stockholders of iVoice Technology. Persons who are affiliates of iVoice Technology will be permitted to sell their shares of iVoice Technology Class A Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

      There can be no assurance as to whether the iVoice Technology Class A Common Stock will be actively traded or as to the prices at which the iVoice Technology Class A Common Stock will trade. Some of the iVoice stockholders who receive shares of iVoice Technology Class A Common Stock may decide that they do not want shares in a company consisting of the IVR business, and may sell their shares of iVoice Technology Class A Common Stock following the Distribution. This may delay the development of an orderly trading market in iVoice Technology Class A Common Stock for a period of time following the Distribution. Until the shares of iVoice Technology Class A Common Stock are fully distributed and an orderly market develops, the prices at which the iVoice Technology Class A Common Stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for iVoice Technology Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice Technology's results of operations, what investors think of iVoice Technology and the IVR industry, the amount of dividends that iVoice Technology pays, changes in economic conditions in the IVR industry and general economic and market conditions.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "IVOC." Following the Distribution and the distribution of the two other new subsidiaries of iVoice, iVoice will have no remaining businesses other than the licensing of its intellectual property rights. A trading market may not continue for the shares of iVoice common stock or ever develop for the iVoice Technology Class A Common Stock. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution. The combined trading prices of iVoice common stock and the iVoice Technology Class A Common Stock after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution. Further, the combined trading prices of iVoice common stock, the iVoice Technology Class A Common Stock and the common stock of each of the two other new companies being distributed to iVoice stockholders after the Distribution and the two other distributions may be less than the trading price of iVoice common stock immediately prior to these distributions.

      Even though iVoice is currently a publicly held company, there can be no assurance as to whether an active trading market for iVoice common stock will be maintained after the Distribution and the two other distributions or as to the prices at which the iVoice common stock will trade. iVoice stockholders may sell their iVoice common stock following the Distribution. These and other factors may delay or hinder the return to an orderly trading market in the iVoice common stock following the Distribution. Whether an active trading market for iVoice common stock will be maintained after the Distribution and the prices for iVoice common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice's results of operations, what investors think of iVoice and its industries, changes in economic conditions in its industries and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the iVoice Technology Class A Common Stock and/or iVoice common stock.

      As described elsewhere in this prospectus, iVoice Technology has issued to Cornell Capital Partners $560,000 aggregate principal amount of secured convertible debentures and expects to issue an additional $140,000 to Cornell Capital Partners following the effectiveness of the registration statement of which this prospectus is a part. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. In addition, Mr. Mahoney will have the right to convert $190,000 of indebtedness into 190,000 shares of iVoice Technology Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to either Cornell Capital Partners or Mr. Mahoney upon the conversion of these obligations. See "Potential Dilution Due to Conversion at Below Market Price." However, assuming a market price for iVoice Technology Class A Common Stock of $0.01, we would be required to issue 87,500,000 shares of Class A Common Stock to Cornell Capital Partners upon conversion of the debentures and 23,750,000 shares of Class A Common Stock to Mr. Mahoney upon conversion of his promissory note for a total of 111,250,000 shares. In addition, iVoice Technology has agreed to register under the Securities Act for sale by Cornell Capital Partners the 87,500,000 shares of Class A Common Stock that could be issued upon conversion of the debentures.

             FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

      The following discussion summarizes the material U.S. federal income tax consequences resulting from the Distribution. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted by courts or the Internal Revenue Service and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively.

      The following summary is for general information only and may not be applicable to stockholders who received their shares of iVoice stock pursuant to an employee benefit plan or who are foreign persons or who are otherwise subject to special treatment under U.S. federal income tax laws. Each stockholder's individual circumstances may affect the tax consequences of the Distribution to such stockholder. In addition, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. Consequently, each iVoice stockholder is advised to consult his own tax advisor as to the specific tax consequences of the Distribution to him and the effect of possible changes in tax laws.

General

      Each iVoice stockholder who receives shares of iVoice Technology Class A Common Stock in the Distribution will generally be treated as receiving a taxable dividend equal to the fair market value of the shares received to the extent of the current or accumulated earnings and profits of iVoice as of the end of the year in which the Distribution occurs. iVoice does not have any accumulated earnings and profits. 1 Dividends received by non-corporate taxpayers generally are taxed at the same preferential rates that apply to long-term capital gains. Any portion of the Distribution that exceeds such earnings and profits will be treated as a tax-free return of capital to the extent of the stockholder's adjusted tax basis in the iVoice shares and thereafter as gain from the sale or exchange of iVoice shares. Stockholders which are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

      The basis of shares received in the Distribution will be equal to their fair market value, and a stockholder's holding period with respect to the shares received will begin on the day following the date of the Distribution.

      You should consult your own tax advisor as to the particular consequences of the Distribution to you, including the application of state, local and foreign tax laws.

                     REASONS FOR FURNISHING THIS DOCUMENT

      This document is being furnished solely to provide information to iVoice stockholders who will receive iVoice Technology Class A Common Stock in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of iVoice or iVoice Technology. Neither iVoice nor iVoice Technology will update the information contained in this document except in the normal course of their respective public disclosure practices. However, this document will be amended if there is any material change in the terms of the Distribution.

  RELATIONSHIP BETWEEN IVOICE AND IVOICE TECHNOLOGY FOLLOWING THE DISTRIBUTION

      To provide for an orderly transition to the status of two independent companies, iVoice and iVoice Technology have entered into an administrative services agreement. Under this agreement, iVoice is providing iVoice Technology services in such areas as inventory purchasing, material and inventory control, sharing of office space, source code management, employee benefits administration, payroll, electronic data processing services, financial accounting and reporting, claims administration and reporting, and other areas where iVoice

Technology needs transitional assistance and support. Under the administrative services agreement, iVoice is providing iVoice Technology substantially the same level of service and use substantially the same degree of care as iVoice's personnel provided and used in providing such services prior to the execution of the agreement. For these services, iVoice Technology pays iVoice a fee of $7,000 per month. iVoice Technology believes that the terms and conditions of the administrative services agreement are as favorable to iVoice Technology as those available from unrelated parties for a comparable arrangement.

      The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and iVoice Technology. Upon termination of the agreement, iVoice Technology would be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which iVoice Technology has been required to pay under the administrative services agreement.

                     WHERE YOU CAN FIND MORE INFORMATION

      iVoice Technology has filed with the Securities and Exchange Commission the registration statement under the Securities Act with respect to the iVoice Technology Class A Common Stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The registration statement and the exhibits thereto filed by iVoice Technology with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Upon the effectiveness of the registration statement, iVoice Technology will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, iVoice Technology will be required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                          INDEX TO FINANCIAL STATEMENTS


Contents                                                                  Page
--------                                                                  ----

REPORT OF INDEPENDENT REGISTERED PUBLIC
        ACCOUNTING FIRM                                                   F-2

AUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                    F-3

         Statement of Operations                                          F-4

         Statement of Owner's Equity                                      F-5

         Statement of Cash Flows                                          F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                     F-7

UNAUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                    F-17

         Statement of Operations                                          F-18

         Statement of Stockholder's Equity                                F-19

         Statement of Cash Flows                                          F-20

NOTES TO UNAUDITED FINANCIAL STATEMENTS                                   F-21

SELECTED HISTORICAL AND PRO FORMA
         FINANCIAL INFORMATION                                            F-33

         Condensed Unaudited Pro Forma Balance Sheet                      F-34

         Unaudited Pro Forma Statement of Operations                      F-35

         Unaudited Pro Forma Statement of Operations                      F-36

NOTES TO CONDENSED UNAUDITED PRO FORMA
         FINANCIAL INFORMATION                                            F-37

                                     [LOGO]
                          Mendlowitz Weitsen, LLP, CPAs
               K2 Brier Hill Court, East Brunswick, NJ 08816-3341
            Tel: 732.613.9700 Fax: 732.613.9705 E-mail: mw@MWLLP.com
                                  www.mwllp.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
OF iVOICE TECHNOLOGY, INC.
Matawan, New Jersey

We have audited the accompanying balance sheet of the interactive voice response software business of iVoice, Inc. (iVoice Technology, Inc., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2003 and the related statements of operations, owner's equity and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the interactive voice response software business of iVoice, Inc. (iVoice Technology, Inc.) as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2003 and 2002, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    /s/ Mendlowitz Weitsen, LLP
                                    MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
November 11, 2004
                             iVOICE TECHNOLOGY, INC.
                                  BALANCE SHEET
                                December 31, 2003


                                    ASSETS
                                    ------

CURRENT ASSETS
  Accounts receivables                                                   37,483
  Inventory                                                              11,888
  Costs in excess of billing                                              2,706
                                                                    -----------
  Total current assets                                                   52,077

OTHER ASSETS
  Software license costs, net                                            45,400
                                                                    -----------

    TOTAL ASSETS                                                    $    97,477
                                                                    ===========

                        LIABILITIES AND OWNER'S EQUITY
                        ------------------------------

CURRENT LIABILITIES

  Deferred maintenance contracts                                    $    23,662
                                                                    -----------

    Total current liabilities                                            23,662
                                                                    -----------
COMMITMENTS AND CONTINGENCIES

OWNER'S EQUITY
   Common stock:
    Class A, par value $.00001; Authorized                                 --
     10,000,000,000 shares;
     no shares issued and outstanding
     Class B, par value $.00001; Authorized                                --
     50,000,000 shares;
     no shares issued and outstanding                                      --
    Class C, par value $.00001; Authorized -
     20,000,000 shares;
     no shares issued and outstanding                                      --
   Preferred Stock; Par value $1.00; Authorized
     1,000,000 shares;
     no shares issued and outstanding                                      --
   Net investment - iVoice, Inc.                                      6,133,597
   Additional paid in capital
   Accumulated deficit                                               (6,059,782)
                                                                    -----------
   Total owner's equity                                                  73,815
                                                                    -----------

     TOTAL LIABILITIES AND OWNER'S EQUITY                           $    97,477
                                                                    ===========



 The Notes to the Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                             STATEMENT OF OPERATIONS
                 For The Years Ended December 30, 2003 and 2002

                                                                         2003             2002
                                                                     -----------       -----------

SALES, net                                                           $   303,756       $   366,004

COST OF SALES                                                            123,091            94,296
                                                                     -----------       -----------

GROSS PROFIT                                                             180,665           271,708
                                                                     -----------       -----------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
     Selling expenses                                                     68,692            73,584
     General & administrative                                            665,473           895,405
     Research & development                                              128,696           129,734
     Write off of Goodwill                                                  --              99,697
     Bad debt Expense                                                       --              40,006
     Depreciation & amortization                                         102,480            84,582
                                                                     -----------       -----------

          Total Selling, General & Administrative expense                965,341         1,323,008
                                                                     -----------       -----------

LOSS FROM OPERATIONS                                                    (784,676)       (1,051,300)
                                                                     -----------       -----------

OTHER INCOME \(EXPENSE)
     Other Income                                                        100,557           102,615
     Gain on Sale of Securities held for sale                             69,418              --
     Interest expense                                                   (516,719)         (249,279)
                                                                     -----------       -----------
        Total other expense                                             (346,744)         (146,664)
                                                                     -----------       -----------

LOSS BEFORE INCOME TAXES                                              (1,131,420)       (1,197,964)
                                                                     -----------       -----------

PROVISION FOR INCOME TAXES                                                  --                --
                                                                     -----------       -----------

NET LOSS                                                             $(1,131,420)      $(1,197,964)
                                                                     ===========       ===========

PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                                $(11,314.20)      $(11,979.64)
                                                                     ===========       ===========

Diluted                                                              $(11,314.20)      $(11,979.64)
                                                                     ===========       ===========


The Notes to the Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                          STATEMENTS OF OWNER'S EQUITY
                 For the Years Ended December 31, 2003 and 2002


                                       Common      Common       Additional          Net                               Total
                                        Stock      Stock         Paid in         Investment       Accumulated        Owner's
                                       Shares      Amount        Capital        iVoice, Inc.        Deficit           Equity
                                       ------      ------        -------        ------------      -----------      -----------

Balance at January 1, 2002                                                      $ 4,042,062      $(3,730,398)      $   311,664

Net transactions with iVoice, Inc.                                                1,066,334                          1,066,334

Net loss for the year ended
    December 31, 2002                                   --            --                 --       (1,197,964)       (1,197,964)
                                                  --------      --------        -----------      -----------       -----------

Balance at January 1, 2003                                                        5,108,396       (4,928,362)          180,034

Sale of convertible debentures

Net transactions with iVoice, Inc.                                                1,025,201                          1,025,201

Net loss for the year ended
    December 31, 2003                                   --            --                 --       (1,131,420)       (1,131,420)
                                                  --------      --------        -----------      -----------       -----------

Balance at December 31, 2003                             $             $        $ 6,133,597      $(6,059,782)      $    73,815
                                                        ==            ==        ===========      ===========       ===========

The Notes to the Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                             STATEMENT OF CASH FLOWS
                    For The Years December 31, 2003 and 2002


                                                                      2003                2002
                                                                  -----------          ----------

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                        $(1,033,500)         $(1,197,964)
  Depreciation and amortization                                       102,480               84,582
  Bad Debt Expense                                                       --                 40,006
  Changes in operating assets and liabilities
    Increase in accounts payable and accrued expenses                   3,739                7,042
                                                                  -----------          -----------

  Net cash used in operating activities                              (927,281)          (1,066,334)
                                                                  -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice                                       927,281            1,066,334
                                                                  -----------          -----------

  Net cash provided by financing activities                           927,281            1,066,034
                                                                  -----------          -----------

NET INCREASE (DECREASE) IN CASH                                          --                   --

CASH - beginning                                                         --                   --
                                                                  -----------          -----------

CASH -  end                                                       $      --            $      --
                                                                  ===========          ===========

CASH PAID DURING THE YEAR FOR:
  Interest expense                                                $   516,719          $   249,279
                                                                  ===========          ===========

  Income taxes                                                    $      --            $      --
                                                                  ===========          ===========


   The Notes to Financial Statements are an integral part of these statements.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 1 - BACKGROUND

iVoice Technology, Inc. ("iVoice Technology" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to the Company.

On September 1, 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. iVoice Technology will continue to develop, market and license the Interactive Voice Response line of computerized telephony software.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of Interactive Voice Response ("IVR"), and certain accrued liabilities and related party debt to iVoice Technology (the "Distribution"), the shares of common stock of which will be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

iVoice Technology also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of iVoice Technology at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Interactive Voice Response line, which was developed by iVoice. The Company's Interactive Voice Response line is designed to read information from and write information to, databases, as well as to query databases and return information.

IVR is an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, and Paradox, or to standard text files. The IVR software is sold as an application generator that gives the end user the ability to develop their own customized IVR applications or as a customized turnkey system. IVR performs over
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

As of December 31, 2003, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $280,000 of secured convertible debentures in August 2004, and will issue an additional $280,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $140,000 of secured convertible debentures based on the effectiveness of the registration statement. The debentures are convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Interest on the notes is payable at 5% per annum and the notes are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company has also entered into a Standby Equity Distribution Agreement where the Company may, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under
Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE  4  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Interactive Voice Response business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

b)    Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)    Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Interactive Voice Response software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

d)    Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      Four customers generate approximately 44% of the revenue for the Company.

e)    Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

f)    Research and development costs

      Research and development costs will be charged to expense as incurred.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


g)    Inventory

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

h)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company, not being a separate reporting entity, will not receive any benefit from the approximately $6,000,000 net operating loss allocated to the IVR software business contained in these financial statements.

i)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

j)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:

                                          As of December 31, 2003
                                          -----------------------

Pro Forma Basis and diluted purposes               100

k)    Comprehensive Income
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of December 31, 2003 and 2002, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

l)    Recent Accounting Pronouncements

      In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

NOTE 5  -  INTANGIBLE ASSETS

Intangible assets consist of software source codes originally purchased by iVoice for $454,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $408,600, from the date acquired by iVoice. The asset is being amortized over a 5-year period.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At December 31, 2003, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2003 and December 31, 2002, iVoice allocated operating costs of $965,341 and $1,323,008, respectively to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Interactive Voice Response software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of the Interactive Voice Response software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company.

In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 7  -  INCOME TAXES

The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

                  Federal Income Tax Rate                        (34.0)%
                  Deferred Tax charge (Credit)                       -
                  Effect on Valuation Allowance                   38.1 %
                  State Income Tax, Net of Federal Benefits    (   4.1)%
                  Effective Income Tax Rate                        0.0 %

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However, the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 8  -  COMMITMENTS AND CONTINGENCIES

As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $700,000 in convertible debentures. The debentures will be convertible into Class A Common Stock at the discretion of the holders only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Additionally, the Company has entered into a Standby Equity Distribution Agreement whereby the Company, at their discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions.

The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of iVoice Technology. This amount is related to funds loaned to iVoice and is unrelated to the operations of iVoice Technology. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


share of Class B Common Stock of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

Effective August 1, 2004, the Company entered into a one year employment contract with Arie Seidler, its President and Chief Executive Officer. The Company will pay Mr. Seidler a base salary of $85,000 during the term. Mr. Seidler can earn bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

The Company entered into a five-year employment agreement with Jerome Mahoney, its non-executive Chairman of the Board of Directors, effective August 1, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

NOTE  9  -  CAPITAL STOCK

Pursuant to iVoice Technology's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

a)    Class A Common Stock

      As of September 30, 2004, there are 2,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding.

      Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

b)    Class B Common Stock

      As of September 30, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of September 30, 2004, no shares were issued or outstanding.

c)    Class C Common Stock

      As of September 30, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of September 30, 2004, no shares were issued or outstanding;

d)    Preferred Stock

      iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 30, 2004, iVoice Technology has not issued any shares of Preferred Stock.

NOTE 10  -  SUBSEQUENT EVENTS

On September 7, 2004, iVoice, Inc. announced that it intends to distribute to distribute to the Company's shareholders all common stock shares of its subsidiary iVoice Technology, Inc.

The following two financing transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement. In August 2004, the Company issued $280,000 of secured convertible debentures and will issue an additional $280,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $140,000 of secured convertible debentures based on the effectiveness of the registration statement, to Cornell Capital Partners. The debentures are convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology.

Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

                           iVOICE TECHNOLOGY, INC.
                                BALANCE SHEET
                              September 30, 2004
                                 (Unaudited)


                                    ASSETS
                                    ------

  CURRENT ASSETS
    Cash                                                                205,710
  Inventory                                                               8,162
    Prepaid expenses                                                     98,000
                                                                    -----------
    Total current assets                                                311,872

  PROPERTY AND EQUIPMENT, net
    Property and Equipment, net                                           2,418
                                                                    -----------

      TOTAL ASSETS                                                  $   314,290
                                                                    ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------

CURRENT LIABILITIES
    Accounts payable and accrued expense                            $     8,698
    Deferred maintenance contracts                                       13,480
    5% Convertible debentures                                           280,000
                                                                    -----------
     Total current liabilities                                          302,178
                                                                    -----------
  COMMITMENTS AND CONTINGENCIES

  STOCKHOLDER'S EQUITY
   Common stock:
     Class A, par value $.00001; Authorized                                --
     10,000,000,000 shares;
     100 shares issued and outstanding
     Class B, par value $.00001; Authorized -
     50,000,000 shares;
     no shares issued and outstanding                                      --
     Class C, par value $.00001; Authorized                                --
     20,000,000 shares;
     no shares issued and outstanding                                      --
   Preferred Stock; Par value $1.00; Authorized
     1,000,000 shares;
     no shares issued and outstanding                                      --
    Net investment - iVoice, Inc.                                     7,297,231
    Additional paid in capital                                           70,000
   Accumulated deficit                                               (7,355,119)
                                                                    -----------
   Total stockholder's equity                                            12,112
                                                                    -----------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                     $   314,290
                                                                    ===========


The Notes to the Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                             STATEMENT OF OPERATIONS
              For The Nine Months Ended September 30, 2004 and 2003
                                   (Unaudited)

                                                                           2004                 2003
                                                                       -----------          -----------

SALES, net                                                             $   177,484          $   239,306

COST OF SALES                                                               59,263               90,813
                                                                       -----------          -----------

GROSS PROFIT                                                               118,221              148,493
                                                                       -----------          -----------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
     Selling expenses                                                       51,979               52,780
     General & administrative                                              554,786              439,268
     Research & development                                                 50,787              107,098
     Depreciation & amortization                                            36,258               75,086
                                                                       -----------          -----------
          Total Selling, General & Administrative expense                  693,810              674,232
                                                                       -----------          -----------

LOSS FROM OPERATIONS                                                      (575,589)            (525,739)
                                                                       -----------          -----------

OTHER INCOME \(EXPENSE)
     Other Income                                                          101,128                  739
     Interest expense                                                     (820,876)            (204,040)
                                                                       -----------          -----------
        Total other expense                                               (719,748)            (203,301)
                                                                       -----------          -----------

LOSS BEFORE INCOME TAXES                                                (1,295,337)            (729,040)
                                                                       -----------          -----------

PROVISION FOR INCOME TAXES                                                    --                   --
                                                                       -----------          -----------

NET LOSS                                                               $(1,295,337)         $  (729,040)
                                                                       ===========          ===========
PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                                  $(12,953.37)         $ (7,290.40)

Diluted                                                                $(12,953.37)         $ (7,290.40)


 The Notes to the Financial Statements are an integral part of these statements.


                                                                 iVOICE TECHNOLOGY, INC.
                                                           STATEMENT OF STOCKHOLDER'S EQUITY
                                                      For the Nine Months Ended September 30, 2004
                                                                       (Unaudited)


                                             Common      Common       Additional       Net                         Total
                                             Stock       Stock           Paid       Investment    Accumulated     Owner's
                                             Shares      Amount       in Capital    iVoice, Inc.    Deficit        Equity
                                             ------      ------       ----------    ------------  -----------    -----------

Balance at January 1, 2004                                                          $ 6,133,597   $(6,059,782)   $    73,815

Issuance of common stock                        100          --                                                           --

Sale of convertible debentures                                            70,000                                      70,000

Net transactions with iVoice, Inc.                           --                      1,163,634                     1,163,634

Net loss for the nine months ended
September 30, 2004                             --            --             --              --     (1,295,337)    (1,295,337)
                                        -----------   -----------    -----------   -----------    -----------    -----------

Balance at September 30, 2004                   100   $      --      $    70,000   $ 7,297,231    $(7,355,119)   $    12,112
                                        ===========   ===========    ===========   ===========    ===========    ===========

The Notes to the Financial Statements are an integral part of these statements.


                             iVOICE TECHNOLOGY, INC.
                             STATEMENT OF CASH FLOWS
              For The Nine Months Ended September 30, 2004 and 2003
                                   (Unaudited)

                                                                        2004                2003
                                                                    -----------         -----------

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                          $(1,295,337)        $  (729,040)
  Adjustments to reconcile net loss to net
   cash (used in) provided by operating activities
  Depreciation and amortization                                          36,258              75,086
  Changes in operating assets and liabilities
    Increase in accounts payable and accrued expenses                   (46,427)             30,683
                                                                    -----------         -----------
  Net cash used in operating activities                              (1,305,506)           (623,271)
                                                                    -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
            Purchase of property plant and equipment                     (2,418)               --
                                                                    -----------         -----------

            Net cash used in investing activities                        (2,418)               --
                                                                    -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Investment in iVoice Technology                                     1,163,634             623,271
  Sale of convertible debentures                                        280,000
  Paid in Capital                                                        70,000                --
                                                                    -----------         -----------

  Net cash provided by financing activities                           1,513,634             623,271
                                                                    -----------         -----------

NET INCREASE (DECREASE) IN CASH                                         205,710                --

CASH - beginning                                                           --                  --
                                                                    -----------         -----------

CASH -  end                                                         $   205,710         $      --
                                                                    ===========         ===========

CASH PAID DURING THE YEAR FOR:
  Interest expense                                                  $   820,876         $   204,040
                                                                    ===========         ===========

  Income taxes                                                      $      --           $      --
                                                                    ===========         ===========


SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
For the Nine Months Ended September 30, 2003
--------------------------------------------

      a) The Company issued $280,000 on August 12, 2004 of its 5% Secured Convertible Debentures with a 20% beneficial conversion feature as a result of the ability to convert the debentures into Class A Common Stock at a 20% discount to the then-existing market price. This beneficial conversion feature has been recorded as a prepaid financing cost until such time as the Company's Class A Common Stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as the beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5. In addition, the Company paid a fee in connection with the issuance of the debentures equal to 10% of the aggregate principal amount of the debentures.

The Notes to the Financial Statements are an integral part of these statements
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)

NOTE 1 - BACKGROUND

      iVoice Technology, Inc. ("iVoice Technology" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to the Company.

      On September 1, 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. iVoice Technology, Inc. will continue to develop, market and license the Interactive Voice Response line of computerized telephony software.

      The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of Interactive Voice Response ("IVR"), and certain accrued liabilities and related party debt to iVoice Technology (the "Distribution"), the shares of common stock of which will be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

iVoice Technology also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of iVoice Technology at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

      The Company will continue to develop, market and license the Interactive Voice Response line, which was developed by iVoice. The Company's Interactive Voice Response line is designed to read information from and write information to, databases, as well as to query databases and return information.

      IVR is an application generator that allows full connectivity to many databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, and Paradox, or to standard text files. The IVR software is sold as an application generator that gives the end user the ability to develop
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


their own customized IVR applications or as a customized turnkey system. IVR performs over 40 different customizable commands. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also known as audio text) to more complex interactive exchanges such as querying a database for information.

NOTE 3 - GOING CONCERN

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

      As of September 30, 2004, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

      In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $280,000 of secured convertible debentures in August 2004, and will issue an additional $280,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $140,000 of secured convertible debentures based on the effectiveness of the registration statement. The debentures are convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Interest on the debentures is payable at 5% per annum and the debentures are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company has also entered into a Standby Equity Distribution Agreement where the Company may, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under
Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


      The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  4  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a) Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Interactive Voice Response business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

    b) Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    c) Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Interactive Voice Response software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

    d) Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      Four customers generate approximately 44% of the revenue for the Company.

    e) Product Warranties

      The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

    f) Research and development costs

       Research and development costs will be charged to expense as incurred.

    g) Inventory

      Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

    h) Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company, not being a separate reporting entity, will not receive any benefit from the approximately $7,300,000 net operating loss allocated to the IVR software business contained in these financial statements.

    i) Property and Equipment

      Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

    j) Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

    k) Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


      The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:

                                                As of September 30, 2004
                                                ------------------------

Pro Forma Basis and diluted purposes                        100

    l) Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of September 30, 2004, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

    m) Recent Accounting Pronouncements

      In December 2003, the FASB issued Interpretation No. 48-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December, 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


NOTE 5  -  INTANGIBLE ASSETS

      Intangible assets consist of software source codes originally purchased by iVoice for $454,000 in May 1999. As of September 30, 2004 the asset has been fully amortized.

      In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At September 30, 2004, the Company found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6  -  CONVERTIBLE DEBENTURES AND EQUITY LINE OF CREDIT

The following two financing transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement.

In August 2004, the Company entered into a subscription agreement with certain purchasers to issue $280,000 in secured convertible debentures, with interest payable at 5% per annum. In November 2004, the Company entered into an additional subscription agreement with the same purchasers to issue another $280,000 in secured convertible debentures, with interest payable at 5% per annum. The debentures are convertible into the Company's Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. In addition, the Company has recorded as prepaid financing expenses an amount equal to $70,000 for the 20% discount to market price that Cornell Capital Partners is entitled to upon the issuance of Class A Common Stock upon the conversion of the debentures. This 20% beneficial conversion feature has been recorded as a prepaid financing cost until such time as the Company's Class A Common Stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


This financing transaction will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology. In connection with the issuances of the secured convertible debentures, iVoice Technology has paid, and will pay in connection with the issuance of additional secured convertible debentures, a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures.

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

NOTE 7 - RELATED PARTY TRANSACTIONS

      During the nine months ended September 30, 2004 and 2003, iVoice allocated operating costs of $816,329 and $765,045 respectively to iVoice Technology. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statement s of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Interactive Voice Response software has been reflected as cost of sales. Other general categories of operating expense, as well as other income and expense, have been allocated to iVoice Technology by iVoice based upon a ratio of revenue of the Interactive Voice Response software over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if iVoice Technology had performed these functions as a stand-alone company.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


      In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE 8  -  INCOME TAXES

      The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

                  Federal Income Tax Rate                        (34.0)%
                  Deferred Tax charge (Credit)                       -
                  Effect on Valuation Allowance                   38.1 %
                  State Income Tax, Net of Federal Benefits      ( 4.1)%
                  Effective Income Tax Rate                        0.0 %

      Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However, the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 9  -  COMMITMENTS AND CONTINGENCIES

      As discussed in Note 3, the Company has entered into a subscription agreement with Cornell Capital Partners for the sale of $700,000 in secured convertible debentures. The debentures will be convertible into Class A Common Stock at the discretion of the holders only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Additionally, the Company has entered into a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions.

      The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of iVoice Technology. This amount is related to funds loaned to iVoice and is unrelated to the operations of iVoice Technology. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

      Effective August 1, 2004, the Company entered into a one year employment contract with Arie Seidler, its President and Chief Executive Officer. The Company will pay Mr. Seidler a base salary of $85,000 during the term. Mr. Seidler can earn bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

      The Company entered into a five-year employment agreement with Jerome Mahoney, its non-executive Chairman of the Board of Directors, effective August 1, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

NOTE  10  -  CAPITAL STOCK

      Pursuant to iVoice Technology's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of iVoice Technology's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

      a) Class A Common Stock

      As of September 30, 2004, there are 2,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding.

      Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

      b) Class B Common Stock

      As of September 30, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that iVoice Technology, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will
                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)

be entitled to receive distributions. As of September 30, 2004, no shares were issued or outstanding.

      c) Class C Common Stock

      As of September 30, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of September 30, 2004, no shares were issued or outstanding.

      d) Preferred Stock

      iVoice Technology is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 30, 2004, iVoice Technology has not issued any shares of Preferred Stock.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003 and the unaudited pro forma condensed balance sheet at December 31, 2003 present the results of operations and financial position of iVoice Technology, Inc., assuming that the transactions contemplated by the spin-off had been completed as of the beginning of 2003 with respect to the pro forma consolidated income statements for the nine months ended September 30, 2004 and for the year ended December 31, 2003 with respect to the pro forma consolidated balance sheet. The pro forma adjustments give effect of a spin-off transaction whereby shareholders of the Company's former parent, iVoice Inc., will receive a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company will receive certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of iVoice Technology, Inc.

The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if iVoice Technology had operated independently. The pro forma financial information should not be relied upon as being indicative of results iVoice Technology would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


                  CONDENSED UNAUDITED PRO FORMA BALANCE SHEETS

                                   (UNAUDITED)

                            AS OF SEPTEMBER 30, 2004


                                                  As             Pro Forma
                                               Reported         Adjustments         Pro Forma
                                               --------         -----------         ---------

Current Assets
    Cash                                       $ 205,710         $ 205,710
    Inventory                                      8,162         $    --                8,162
    Prepaid expenses                              98,000              --               98,000
                                               ---------         ---------          ---------

      Total Current Assets                       311,872              --              311,874

Property and Equipment, net                        2,418              --                2,418

Total Assets                                   $ 314,290         $    --            $ 314,290
                                               =========         =========          =========

Current Liabilities
   Accounts payable and accrued
   liabilities:
   Due to iVoice, Inc.                            22,178              --               22,718
   Due to related party                             --             190,000            190,000
   Convertible debentures                        280,000              --              280,000
                                               ---------         ---------          ---------

      Total current liabilities                  302,178           190,000            492,178

Stockholder's equity                              12,112          (190,000)          (177,888)
                                               ---------         ---------          ---------

Total Liabilities and Stockholder's
Deficit                                        $ 314,290         $    --            $ 314,290
                                               =========         =========          =========


See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)

                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004


                                                   As                Pro Forma
                                                Reported            Adjustments           Pro Forma
                                                --------            -----------           ---------

Sales, net                                    $   177,484           $      --            $   177,484

Cost of Sales                                      59,263                  --                 59,263
                                              -----------           -----------          -----------

Gross Profit                                      118,221                                    118,221

Selling General and
    Administrative Expenses                       693,810                63,000              756,810
                                              -----------           -----------          -----------

Income (Loss) from Operations                    (575,589)              (63,000)            (638,589)

Other Income (Expense)                           (719,748)               (9,263)            (729,011)
                                              -----------           -----------          -----------

Income (Loss) before Income Taxes              (1,295,337)              (72,263)          (1,367,600)

Provision for Income Taxes                           --                    --                   --
                                              -----------           -----------          -----------

Net Income (Loss)                             $(1,295,337)          $   (72,263)         $(1,367,000)
                                              ===========           ===========          ===========

Net Loss Per Common Share:
    Basic                                                                                $     (0.14)
                                                                                         ===========
    Diluted                                                                              $     (0.14)
                                                                                         ===========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 2003


                                                 As               Pro Forma
                                              Reported           Adjustments           Pro Forma
                                            -----------          -----------           ---------

Sales, net                                  $   303,756                                $   303,756

Cost of Sales                                   123,091                 --                 123,091
                                            -----------          -----------           -----------

Gross Profit                                    180,665                 --                 180,665

Selling General and
    Administrative Expenses                     965,341               84,000             1,049,341
                                            -----------          -----------           -----------

Income (Loss) from Operations                  (784,676)             (84,000)             (868,676)

Other Income (Expense)                         (346,744)             (12,350)             (359,094)
                                            -----------          -----------           -----------

Income (Loss) before Income                  (1,131,420)             (96,350)           (1,227,770)
Taxes

Provision for Income Taxes                         --                   --                    --
                                            -----------          -----------           -----------

Net Income (Loss)                           $(1,131,420)         $   (96,350)          $(1,227,770)
                                            ===========          ===========           ===========

Net Loss Per Common Share:
    Basic                                                                              $     (0.12)
    Diluted                                                                            $     (0.12)
                                                                                       ===========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


          NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1.

      The historical financial statements of iVoice Technology, Inc. reflect periods during which iVoice Technology did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had iVoice Technology been a separate, independent public company during the periods presented, nor are they indicative of future performance.

      Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2.

      The pro forma unaudited balance sheet was prepared assuming the distribution occurred on September 30, 2004 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to September 30, 2000 as follows:

            (a) The Company is also assuming an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of iVoice Technology, Inc., par value $.01, for each dollar owed, (ii) the number of Class A common stock shares of iVoice Technology, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 3.

      The pro forma unaudited statement of operations for the nine months ended September 30, 2004 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

                             iVOICE TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)


            (a) $63,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between iVoice Technology and iVoice, Inc.

            (b) $9,263 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by iVoice Technology.

      The pro forma unaudited statement of operations for the year ended December 31, 2003 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

            (c) $84,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between iVoice Technology and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. In conjunction with the spin-off, iVoice Technology has entered into a temporary administrative service agreement with iVoice. The administrative services agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself.

            (d) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by iVoice Technology.

            (e) Write off of $740,000 in intangible assets which were transferred from iVoice to iVoice Technology and were subject to evaluation.

NOTE 4.

      The average number of shares of iVoice Technology common stock used in the computation of basic and diluted net income per share was 10,000,100 for the nine months ended September 30, 2004 and the year ended December 31, 2003, based on a distribution ratio of one share of iVoice Technology Class A common stock for every 874 shares of iVoice common stock. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share.

Until ___, all dealers that effect
transactions in these securities, whether or
not participating in this offering may be
required to deliver a prospectus. This is in
addition to the dealers' obligation to
deliver a prospectus when acting as
underwriters and with respect to their unsold
allotments or subscription. The information
contained in this prospectus is current only
as of its date.                                      iVoice Technology, Inc.

             ____________________
                                                      10,000,000 Shares of
              TABLE OF CONTENTS                       Class A Common Stock

                                   Page
                                   ----               ____________________
Prospectus Summary...............
Summary of the Distribution......
Summary Consolidated Financial
Information......................
Potential Dilution Due to                                    [LOGO]
Conversion at Below Market
Price............................
Risk Factors.....................
Cautionary Statement Regarding
Forward-Looking Statements.......                     ____________________
Use of Proceeds..................
Management's Discussion and
Analysis of Financial Condition
and Results of Operations........
Our Business.....................                     Date: ________, 2005
iVoice Technology's Management...
Certain Relationships and
Related Transactions.............
Principal Stockholders...........
Description of Securities .......
The Distribution.................
Federal Income Tax Consequences
of the Distribution..............                  ===========================
Reasons for Furnishing this
Document Relationship between
iVoice and iVoice Technology
following the Distribution
Where You Can Find More
Information Index to Financial
Statements......................

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      iVoice Technology's bylaws provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of iVoice Technology) by reason of the fact that such person is or was a director or an officer of iVoice Technology against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of iVoice Technology and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. iVoice Technology's bylaws also provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of iVoice Technology to procure a judgment in its favor by reason of the fact that said person is or was a director or an officer of iVoice Technology against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of iVoice Technology and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. iVoice Technology will pay all expenses in connection with this offering.

       Securities and Exchange Commission
       Registration Fee                                       $95
       Printing and Engraving Expenses                    $25,000
       Accounting Fees and Expenses                        $8,000
       Legal Fees and Expenses                            $50,000
       Miscellaneous                                      $30,000
                                                         --------
       TOTAL                                             $113,095
                                                         ========

Item 26. Recent Sales of Unregistered Securities

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. On August 12 and November 19, 2004, iVoice Technology issued an aggregate of $560,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures are convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of iVoice Technology. iVoice Technology will issue an additional $140,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part.

      Effective August 12, 2004, iVoice Technology entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, iVoice Technology may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. iVoice Technology will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that iVoice Technology delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, iVoice Technology has not drawn down on the equity line of credit.

      iVoice Technology has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of iVoice Technology. iVoice Technology, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of iVoice Technology, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of iVoice Technology calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. iVoice Technology has yet to record this liability on its financial statements, as the promissory note will not be assumed by iVoice Technology until the effectiveness of the registration statement.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. iVoice Technology made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by iVoice Technology, after approval by our legal counsel. iVoice Technology believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. iVoice Technology also believes that the investors had access to the same type of information as would be contained in a registration statement.

Item 27. Exhibits

No.                  Description
---                  -----------

3.1 Amended and Restated Certificate of Incorporation of iVoice Technology, Inc.

3.2                  By-laws of iVoice Technology, Inc.

4.1 Form of iVoice Technology, Inc. 5% Secured Convertible Debenture due August 12, 2006 issued to Cornell Capital Partners, LP

5.1*                 Opinion of Meritz & Muenz LLP

10.1 Standby Equity Distribution Agreement, dated August 12, 2004, between Cornell Capital Partners, LP and iVoice Technology, Inc.

10.2 Securities Purchase Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP.

10.3 Escrow Agreement, dated August 12, 2004, between iVoice Technology, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP

10.4 Registration Rights Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP

10.5 Escrow Agreement, dated August 12, 2004, between iVoice Technology, Inc., Cornell Capital Partners, LP. and Butler Gonzalez LLP

10.6 Investor Registration Rights Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP.

10.7 Security Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Cornell Capital Partners, LP.

10.8 Placement Agent Agreement, dated August 12, 2004, between iVoice Technology, Inc. and Sloan Securities Corporation.

10.9 Employment Agreement, dated as of August 1, 2004, between iVoice Technology, Inc. and Jerome Mahoney

10.10 Employment Agreement, dated as of August 1, 2004, between iVoice Technology, Inc. and Arie Seidler

10.11 Administrative Services Agreement, dated August 1, 2004, between iVoice, Inc. and iVoice Technology, Inc.

10.12* Assignment and Assumption Agreement and Consent, dated November 11, 2004 between iVoice Technology, Inc. (Nevada) and iVoice Technology, Inc. (New Jersey)

10.13* Assignment and Assumption Agreement and Consent, dated November 11, 2004 between iVoice Technology, Inc. (Nevada) and iVoice Technology, Inc. (New Jersey)

10.14*               Assignment of Intellectual Property between iVoice, Inc.
                     and iVoice Technology, Inc.

10.15                Waiver dated January 6, 2005 of Jerome Mahoney

10.16                Form of Promissory Note from iVoice Technology, Inc. to
                     Jerome Mahoney

23.1                 Consent of Mendlowitz Weitsen, LLP

23.2*                Consent of Meritz & Muenz LLP

*     To be filed by amendment.
------------------------------------------------------------------------------

Item 28. Undertakings

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the registration statement to be signed on our behalf by the undersigned, on January 10, 2005.

                                    IVOICE TECHNOLOGY, INC.

                                    By: /s/Jerome R. Mahoney
                                       ------------------------------

                                    Name:  Jerome R. Mahoney
                                    Title: Non-Executive Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                      TITLE                            DATE
---------                      -----                            ----

 /s/ Jerome R. Mahoney         Non-Executive Chairman of       January 10, 2005
-------------------------      the Board
Jerome R. Mahoney

/s/Arie Seidler                President (Principal            January 10, 2005
------------------------       Executive Officer) and Chief
Arie Seidler                   Executive Officer (Principal
                               Accounting Officer) and
                               Director



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